Exhibit 10.1

FIRST NORTHWEST BANCORP
EMPLOYEE STOCK OWNERSHIP PLAN

Effective January 1, 2014

FIRST NORTHWEST BANCORP
EMPLOYEE STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

PREAMBLE			1

ARTICLE I - DEFINITION OF TERMS AND CONSTRUCTION			2
1.1	Definitions		2
	(a)	Account	2
	(b)	Act	2
	(c)	Administrator	2
	(d)	Annual Additions	2
	(e)	Authorized Leave of Absence	2
	(f)	Beneficiary	2
	(g)	Board of Directors	3
	(h)	Break	3
	(i)	Code	3
	(j)	Compensation	3
	(k)	Date of Hire	4
	(l)	Disability	4
	(m)	Disability Retirement Date	4
	(n)	Effective Date	4
	(o)	Eligibility Period	4
	(p)	Employee	4
	(q)	Employee Stock Ownership Account	4
	(r)	Employee Stock Ownership Contribution	5
	(s)	Employee Stock Ownership Suspense Account	5
	(t)	Employer	5
	(u)	Employer Securities	5
	(v)	Employment Commencement Date	5
	(w)	Entry Date	5
	(x)	Exempt Loan	5
	(y)	Exempt Loan Suspense Account	5
	(z)	Financed Shares	5
	(aa)	Former Participant	5
	(bb)	Fund	6
	(cc)	Hour of Service	6
	(dd)	Investment Adjustments	6
	(ee)	Limitation Year	6
	(ff)	Normal Retirement Date	6
	(gg)	One Year Period of Severance	6
	(hh)	Participant	6
	(ii)	Period of Severance	7
	(jj)	Plan	7
	(kk)	Plan Year	7
	(ll)	Qualified Domestic Relations Order	7
	(mm)	Qualified Military Service	7
	(nn)	Related Employer	7
	(oo)	Retirement	7
	(pp)	Service	7
	(qq)	Sponsor	8
	(rr)	Statutory Compensation	8

i

	(ss) Trust Agreement	8
	(tt) Trustee	8
	(uu) Valuation Date	8
	(vv) Year of Eligibility Service	8
	(ww) Year of Vesting Service	8
1.2	Plurals and Gender	8
1.3	Incorporation of Trust Agreement	8
1.4	Headings	8
1.5	Severability	9
1.6	References to Governmental Regulations	9
1.7	Notices	9
1.8	Evidence	9
1.9	Action by Employer	9

ARTICLE II - PARTICIPATION		10
2.1	Commencement of Participation	10
2.2	Termination of Participation	10
2.3	Resumption of Participation	10
2.4	Determination of Eligibility	10
2.5	Restricted Participation	10

ARTICLE III - CREDITED SERVICE		12
3.1	Service Counted for Eligibility Purposes	12
3.2	Service Counted for Vesting Purposes	12
3.3	Credit for Pre-Break Service	12
3.4	Service Credit During Authorized Leaves	12
3.5	Service Credit During Maternity or Paternity Leave	12
3.6	Ineligible Employees	13
3.7	Military Service Provisions	13
3.8	Elapsed Time Method of Crediting Service	14

ARTICLE IV - CONTRIBUTIONS		15
4.1	Employee Stock Ownership Contribution	15
4.2	Time and Manner of Employee Stock Ownership Contribution	15
4.3	Records of Contributions	16
4.4	Erroneous Contributions	16

ARTICLE V - ACCOUNTS, ALLOCATIONS AND INVESTMENTS		17
5.1	Establishment of Separate Participant Accounts	17
5.2	Establishment of Suspense Accounts	17
5.3	Allocation of Earnings, Losses and Expenses	18
5.4	Application of Forfeitures	18
5.5	Allocation of Employee Stock Ownership Contribution	18
5.6	Limitation on Annual Additions	18
5.7	Erroneous Allocations	19
5.8	Value of Participant's Account	19
5.9	Investment of Account Balances	19

ARTICLE VI - RETIREMENT, DEATH AND DESIGNATION OF BENEFICIARY		20
6.1	Normal Retirement	20
6.2	Early Retirement	20
6.3	Disability Retirement	20
6.4	Death Benefits	20

6.5	Designation of Beneficiary and Manner of Payment	20

ARTICLE VII - VESTING AND FORFEITURES		22
7.1	Vesting on Death, Disability and Normal Retirement	22
7.2	Vesting on Termination of Participation	22
7.3	Forfeitures	22

ARTICLE VIII - EMPLOYEE STOCK OWNERSHIP PROVISIONS		24
8.1	Right to Demand Employer Securities	24
8.2	Voting Rights; Tendering Shares	24
8.3	Nondiscrimination in Employee Stock Ownership Contribution	25
8.4	Dividends	25
8.5	Exempt Loans	26
8.6	Exempt Loan Payments	27
8.7	Put Option	28
8.8	Diversification Requirements	28
8.9	Independent Appraiser	29

ARTICLE IX - PAYMENTS AND DISTRIBUTIONS		30
9.1	Payments on Termination of Service - In General	30
9.2	Commencement of Payments	30
9.3	Mandatory Commencement of Benefits	30
9.4	Required Beginning Dates	33
9.5	Form of Payment	34
9.6	Payments Upon Termination of Plan	34
9.7	Distributions Pursuant to Qualified Domestic Relations Orders	34
9.8	ESOP Distribution Rules	35
9.9	Direct Rollover	35
9.10	Share Legend	36
9.11	Power to Reduce Benefit	36

ARTICLE X - PROVISIONS RELATING TO TOP-HEAVY PLANS		37
10.1	Top-Heavy Rules to Control	37
10.2	Top-Heavy Plan Definitions	37
10.3	Calculation of Accrued Benefits	38
10.4	Determination of Top-Heavy Status	39
10.5	Minimum Contribution	39

ARTICLE XI - ADMINISTRATION		41
11.1	Appointment of Administrator	41
11.2	Resignation or Removal of Administrator	41
11.3	Appointment of Successors: Terms of Office, Etc.	41
11.4	Powers and Duties of Administrator	41
11.5	Action by Administrator	42
11.6	Participation by Administrator	42
11.7	Agents	43
11.8	Allocation of Duties	43
11.9	Delegation of Duties	43
11.10	Administrator's Action Conclusive	43
11.11	Compensation and Expenses of Administrator	43
11.12	Records and Reports	43
11.13	Reports of Fund Open to Participants	43
11.14	Named Fiduciary	44

11.15	Information from Employer	44
11.16	Responsibilities of Directors	44
11.17	Liability and Indemnification	44

ARTICLE XII - CLAIMS PROCEDURE		45
12.1	Notice of Denial	45
12.2	Right to Reconsideration	45
12.3	Review of Documents	45
12.4	Decision by Administrator	45
12.5	Notice by Administrator	45
12.6	Special Claims Procedures	45

ARTICLE XIII - AMENDMENTS, TERMINATION AND MERGER		47
13.1	Amendments	47
13.2	Effect of Change In Control	47
13.3	Consolidation or Merger of Trust	48
13.4	Bankruptcy or Insolvency of Employer	49
13.5	Voluntary Termination	49
13.6	Partial Termination of Plan or Permanent Discontinuance of Contributions	49

ARTICLE XIV - MISCELLANEOUS		50
14.1	No Diversion of Funds	50
14.2	Liability Limited	50
14.3	Facility of Payment	50
14.4	Spendthrift Clause	50
14.5	Benefits Limited to Fund	50
14.6	Cooperation of Parties	51
14.7	Payments Due Missing Persons	51
14.8	Governing Law	51
14.9	Nonguarantee of Employment	51
14.10	Counsel	51
14.11	Purposes	51
14.12	Invalidity	52

FIRST NORTHWEST BANCORP
EMPLOYEE STOCK OWNERSHIP PLAN

PREAMBLE

THIS PLAN AGREEMENT, made and entered into this ____ day of ______________, 20___, by and between First Northwest Bancorp (hereinafter referred to as “Sponsor” or “Employer”) and Pentegra Trust Company (hereinafter referred to as “Trustee”), is to witnesseth that:

WHEREAS, effective as of January 1, 2014, First Northwest Bancorp has adopted the First Northwest Bancorp Employee Stock Ownership Plan (“Plan”) in order to enable Participants to share in the growth and prosperity of the Sponsor and its wholly owned subsidiary, First Federal Savings and Loan Association of Port Angeles, and to provide Participants with an opportunity to accumulate capital for their future economic security by accumulating funds to provide retirement, death and disability benefits; and

WHEREAS, the Plan is a stock bonus plan, designed to meet the applicable requirements of Section 409 of the Code, and an employee stock ownership plan, designed to meet the applicable requirements of Section 4975(e)(7) of the Code and Section 407(d)(6) of the Act; and

WHEREAS, the Plan is intended to invest primarily in “qualifying employer securities” as defined in Code Section 4975(e)(8); and

WHEREAS, The Sponsor intends that the Plan will qualify under Sections 401(a) and 501(a) of the Code and will comply with such provisions; and

WHEREAS, the Sponsor’s Board of Directors has resolved to adopt, continue, sponsor, and maintain the Plan for the benefit of eligible employees.

NOW, THEREFORE, in consideration of the foregoing premises, effective January 1, 2014, except to the extent a different effective date is prescribed by applicable pension legislation, or except to the extent a particular Plan section specifies a different effective date, the sponsor adopts and agrees to maintain that certain stock bonus plan and employee stock ownership plan qualified under Sections 401(a) and 4975(e)(7) of the Code and Treasury Regulation Section 1.401-1(b)(1)(iii) known as the “First Northwest Bancorp Employee Stock Ownership Plan” in accordance with the provisions set forth herein. Notwithstanding the foregoing, the rights of any person (including such person's beneficiaries) who terminated employment or who retired on or before any effective date, or the effective date of a particular amendment, shall be deter-mined solely under the terms of this Plan as in effect on the date of his termination of employment or retirement, unless such per-son is thereafter reemployed and again becomes a participant.

ARTICLE I

DEFINITION OF TERMS AND CONSTRUCTION

1.1    Definitions

Unless a different meaning is plainly implied by the context, the following terms as used in this Plan shall have the following meanings:

(a)    "Account" shall mean a Participant's or Former Participant's entire accrued benefit under the Plan, including the balance credited to his Employee Stock Ownership Account and any other account described in Section 5.1.

(b)    "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, together with the applicable regulations promulgated thereunder.

(c)    "Administrator" shall mean the fiduciary provided for in Article XI.

(d)    "Annual Additions" shall mean, with respect to each Participant, the sum of those amounts allocated to the Participant's Account under this Plan and accounts under any other qualified defined contribution plan to which the Employer or a Related Employer contributes for any Limitation Year, consisting of the following:

(1) Employer contributions;

(2) Forfeitures; and

(3) Employee contributions (if any).

Annual Additions shall not include any Investment Adjustment. Annual Additions also shall not include employer contributions which are used by the Trust to pay interest on an Exempt Loan nor any forfeitures of Employer Securities purchased with the proceeds of an Exempt Loan, provided that not more than one-third of the employer contributions are allocated to Participants who are among the group of employees deemed "highly compensated employees" within the meaning of Code Section 414(q), as further described in Section 8.3. Annual Additions also shall not include any other amounts not considered annual additions pursuant Treasury Regulations issued under Code Section 415.

(e)    "Authorized Leave of Absence" shall mean an absence from Service with respect to which the Employee may or may not be entitled to Compensation and which meets any one of the following requirements:

(1)     Service in any of the armed forces of the United States for up to 36 months, provided that the Employee resumes Service within 90 days after discharge, or such longer period of time during which such Employee's employment rights are protected by law; or

(2)     Any other absence or leave expressly approved and granted by the Employer. In approving such leaves of absence, the Employer shall treat all Employees on a uniform and nondiscriminatory basis.

(f)    "Beneficiary" shall mean such legal or natural persons, who may be designated contingently or successively, as may be designated by the Participant pursuant to Section 6.5 to receive benefits after the death of the Participant, or in the absence of a valid designation, such persons specified in Section 6.5(b) to receive benefits after the death of the Participant.

(g)    "Board of Directors" shall mean the Board of Directors of the Sponsor.

(h)    "Break" shall mean a Plan Year during which an Employee fails to complete more than 500 Hours of Service. No Break shall occur while a Participant is performing Qualified Military Service. If the Plan uses the elapsed time method of crediting Service (pursuant to Section 3.8), then references herein to "Break" or "Breaks" shall be deemed to refer to a One-Year Period(s) of Severance.

(i)    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, together with the applicable regulations promulgated thereunder.

(j)    "Compensation" shall be defined as follows:

(1)    Allocation Compensation. Allocation Compensation shall mean an Employee's base salary and commissions (disregarding commissions in excess of $50,000) and taking into amounts attributable to such compensation which are deferred under an election under Sections 125(a), 132(f)(4) or 402(e)(3) of the Code. Only Allocation Compensation that is paid to the Employee after he becomes a Participant shall be taken into account.

(2)    Statutory Compensation. For purposes of applying the limitations of Section 415 of the Code and certain other statutory purposes, the term “Statutory Compensation” shall mean wages within the meaning of Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), that are paid to an Employee by the Employer for services rendered to the Employer during a Plan Year, plus amounts that would be included in wages but for an election under Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code, but excluding amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are deductible by the Participant under Section 217 of the Code. Back pay, within the meaning of Section 1.415(c)-2(g)(8) of the Treasury Regulations, shall be treated as Statutory Compensation for the Plan Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition. This paragraph shall be interpreted in a manner consistent with the Treasury Regulations under Code Section 415.

(3)    General timing rule. In order to be taken into account for a Plan Year under subparagraphs (1) and (2) above, Compensation must be actually paid or made available to a Participant (or, if earlier, includible in the gross income of the Participant) within the Plan Year or Limitation Year, as the case may be. For this purpose, compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b) of the Code.

(4)    Special rules regarding severance compensation. For purposes of applying subparagraphs (1) and (2) above, in order to be taken into account for a Plan Year or Limitation Year, Compensation must be paid or treated as paid to the Participant prior to the Participant’s severance from employment with the Employer maintaining the plan. For this purpose, severance from employment is determined in the same manner as under Section 1.401(k)‑1(d)(2) of the Treasury Regulations except that, for purposes of determining the employer of an employee, the modifications provided under Section 415(h) of the Code to the employer aggregation rules apply.

(5)    Notwithstanding subparagraph (4), for purposes of determining Statutory Compensation, Compensation for a Plan Year shall also include Compensation paid by the later of 2 1/2 months after an Employee’s severance from employment (as defined in subparagraph (4)) with the Employer maintaining the Plan or the end of the Plan Year that includes the date of the Employee’s severance from employment with the Employer maintaining the Plan, if the payment is regular Compensation for services during the Employee’s regular working hours, or Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer. Any payments not described above shall not be considered Compensation if paid after severance from employment, even if they are paid by the later of 2 1/2 months after the date of severance from employment or the end of the Limitation Year that includes the date of severance from employment.

(6)    Dollar Limitation. Notwithstanding anything herein to the contrary, the annual Compensation of each Participant taken into account under the Plan for any purpose during any Plan Year shall not exceed the compensation limitation set forth in Section 401(a)(17) of the Code ($260,000 for the 2014 Plan Year). This limitation shall be adjusted from time to time as permitted by Section 401(a)(17)(B) of the Code.

(k)    "Date of Hire" shall mean the date on which an Employee shall perform his first Hour of Service. Notwithstanding the foregoing, in the event that an Employee incurs one or more consecutive Breaks after his initial Date of Hire which results in the forfeiture of his pre-Break Service pursuant to Section 3.3, his "Date of Hire" shall thereafter be the date on which he completes his first Hour of Service after such Break or Breaks.

(l)    "Disability" shall mean a physical or mental impairment which prevents a Participant from performing the duties assigned to him by the Employer, and which either has caused the Social Security Administration to classify the individual as "disabled" for purposes of Social Security or qualifies as a disability under a long-term disability plan maintained by the Employer in which the Participant participates. The determination of whether a Participant has a Disability shall be made by a qualified physician selected by the Administrator.

(m)    "Disability Retirement Date" shall mean the date a Participant is determined to have incurred a Disability while employed by an Employer.

(n)    "Effective Date" shall mean January 1, 2014.

(o)    "Eligibility Period" shall mean the period of 12 consecutive months commencing on an Employee's Date of Hire. Succeeding Eligibility Periods after the initial Eligibility Period shall be based on the Plan Year beginning with the Plan Year which includes the first anniversary date of an Employee's Date of Hire, and subsequent Plan Years.

(p)    "Employee" shall mean any person who is classified as an employee by the Employer or a Related Employer, including officers, but excluding directors in their capacity as such. Individuals not originally classified as Employees who are later classified as such for any reason shall not be treated as Employees under the Plan.

(q)    "Employee Stock Ownership Account" shall mean the separate bookkeeping account established for each Participant pursuant to Section 5.1(a).

(r)    "Employee Stock Ownership Contribution" shall mean the cash, Employer Securities, or both that are contributed to the Plan by the Employer pursuant to Article IV.

(s)    "Employee Stock Ownership Suspense Account" shall mean the temporary account in which the Trustee may maintain any Employee Stock Ownership Contribution that is made prior to the last day of the Plan Year for which it is made, as described in Section 5.2.

(t)    "Employer" shall mean First Northwest Bancorp and its wholly owned subsidiary, First Federal Savings and Loan Association of Port Angeles, or any successors to the aforesaid corporations by merger, consolidation or otherwise, which may agree to continue this Plan, or any Related Employer or any other business organization which, with the consent of the Sponsor, shall agree to become a party to this Plan. To the extent required by the Code or the Act, references herein to the Employer shall also include all Related Employers, whether or not they are participating in this Plan.

(u)    "Employer Securities" shall mean the common stock issued by First Northwest Bancorp. Such term shall also mean, in the discretion of the Board of Directors, any other common stock issued by the Employer or any Related Employer having voting power and dividend rights equal to or in excess of:

(1)    that class of common stock of the Employer or a Related Employer having the greatest voting power, and

(2)    that class of common stock of the Employer or a Related Employer having the greatest dividend rights.

Non-callable preferred stock shall be treated as Employer Securities if such stock is convertible at any time into stock which meets the requirements of (1) and (2) next above and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable. For purposes of the last preceding sentence, preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion which meets the requirements of the last preceding sentence.

(v)    "Employment Commencement Date" shall mean the first date on which the Eligible Employee performs an Hour of Service.

(w)    "Entry Date" shall mean each January 1 and July 1.

(x)    "Exempt Loan" shall mean a loan described at Section 4975(d)(3) of the Code to the Trustee to purchase Employer Securities for the Plan, made or guaranteed by a disqualified person, as defined at Section 4975(e)(2) of the Code, including, but not limited to, a direct loan of cash, a purchase money transaction, an assumption of an obligation of the Trustee, an unsecured guarantee or the use of assets of such disqualified person as collateral for such a loan.

(y)    "Exempt Loan Suspense Account" shall mean the account to which Financed Shares are initially credited until they are released in accordance with Section 8.5.

(z)    "Financed Shares" shall mean the Employer Securities acquired by the Trustee with the proceeds of an Exempt Loan and which are credited to the Exempt Loan Suspense Account until they are released in accordance with Section 8.5.

(aa)    "Former Participant" shall mean any previous Participant whose participation has terminated but who has a vested Account in the Plan which has not been distributed in full.

(bb)    "Fund" shall mean the trust fund maintained by the Trustee pursuant to the Trust Agreement in order to provide for the payment of the benefits specified in the Plan.

(cc)    "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or a Related Employer for the performance of duties or for reasons other than the performance of duties (such as vacation time, holidays, sickness, disability, paid lay-offs, jury duty and similar periods of paid nonworking time). To the extent not otherwise included, Hours of Service shall also include each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or a Related Employer. Hours of working time shall be credited on the basis of actual hours worked, even though compensated at a premium rate for overtime or other reasons. In computing and crediting Hours of Service for an Employee under this Plan, the rules set forth in Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations shall apply, said sections being herein incorporated by reference. Hours of Service shall be credited to the Plan Year or other relevant period during which the services were performed or the nonworking time occurred, regardless of the time when compensation therefor may be paid. Any Employee for whom no hourly employment records are kept by the Employer or a Related Employer shall be credited with 45 Hours of Service for each calendar week in which he would have been credited with a least one Hour or Service under the foregoing provisions, if hourly records were available. Solely for purposes of determining whether a Break for participation and vesting purposes has occurred in an Eligibility Period or a Plan Year, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of Section 1.1(cc), an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this provision shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in that period, or (2) in all other cases, in the following computation period.

(dd)    "Investment Adjustments" shall mean the increases and/or decreases in the value of a Participant's Account attributable to earnings, gains, losses and expenses of the Fund, as set forth in Section 5.3.

(ee)    "Limitation Year" shall mean the Plan Year.

(ff)    "Normal Retirement Date" shall mean the date on which a Participant attains age 65 or the fifth anniversary of the date the Employee commences participation in the Plan.

(gg)    "One-Year Period of Severance" shall mean a Period of Severance of at least 12 consecutive months. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One-Year Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(hh)    "Participant" shall mean an Employee who has met all of the eligibility requirements of the Plan and who is currently included in the Plan as provided in Article II hereof; provided, however, that the term "Participant" shall not include (1) leased employees (as defined herein), (2) any individual who is employed by a Related Employer that has not adopted the Plan, (3) any Employee who is a non-resident alien individual and who has no earned income from sources within the United States, or (4) any Employee who is included in a unit of Employees covered by a collective-bargaining agreement with the Employer or a Related Employer that does not expressly provide for participation of such Employees in the Plan, where there has been good-faith bargaining between the Employer or a Related Employer and Employees' representatives on the subject of retirement benefits. To the extent required by the Code or the Act, or appropriate based on the context, references herein to Participant shall include Former Participant. The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6)) of the Code on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.

(ii)    "Period of Severance" shall mean a continuous period of time during which the Employee does not perform an Hour of Service for the Employer. Such period begins on the date the Employee retires, dies, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

(jj)    "Plan" shall mean the First Northwest Bancorp Employee Stock Ownership Plan, as described herein or as hereafter amended from time to time.

(kk)    "Plan Year" shall mean the twelve month period commencing January 1 and ending December 31.

(ll)    "Qualified Domestic Relations Order" shall mean any judgment, decree or order that satisfies the requirements to be a "qualified domestic relations order," as defined in Section 414(p) of the Code.

(mm)    "Qualified Military Service" shall have the meaning provided for in Section 414(u) of the Code.

(nn)    "Related Employer" shall mean any entity that is:

(1)     a member of a controlled group of corporations that includes the Employer, while it is a member of such controlled group (within the meaning of Section 414(b) of the Code);

(2)     a member of a group of trades or businesses under common control with the Employer, while it is under common control (within the meaning of Section 414(c) of the Code);

(3)     a member of an affiliated service group that includes the Employer, while it is a member of such affiliated service group (within the meaning of Section 414(m) of the Code); or

(4)     a leasing or other organization that is required to be aggregated with the Employer pursuant to the provisions of Section 414(n) or 414(o) of the Code.

(oo)    "Retirement" shall mean termination of employment which qualifies a retirement under Article VI.

(pp)    "Service" shall mean, for purposes of eligibility to participate and vesting, employment with the Employer or any Related Employer, and for purposes of allocation of the Employee Stock Ownership Contribution and forfeitures, employment with the Employer.

(qq)    "Sponsor" shall mean First Northwest Bancorp.

(rr)    "Statutory Compensation" shall mean Compensation as defined in Section 1.1(j).

(ss)    "Trust Agreement" shall mean the agreement by and between the Sponsor and the Trustee, as in effect from time to time, whether set forth herein or otherwise.

(tt)    "Trustee" shall mean the trustee or trustees by whom the assets of the Plan are held, as provided in the Trust Agreement, or his or their successors.

(uu)    "Valuation Date" shall mean the last day of each Plan Year. Notwithstanding the foregoing, the Trustee may value the Trust as frequently as each business day of the Plan Year to determine the fair market value of each Participant’s Account under the Plan. For transactions involving the Plan and a disqualified person (within the meaning of Code Section 4975(e)(2)), the valuation date shall be the date of the transaction.

(vv)    "Year of Eligibility Service" shall mean an Eligibility Period during which an Employee is credited with at least 1,000 Hours of Service, except as otherwise specified in Article III. If the Plan uses the elapsed time method: (1) "Year of Eligibility Service" means a twelve month period of time beginning on an Employee's Employment Commencement Date and ending on the date on which eligibility service is being determined; (2) in order to determine the number of whole Years of Eligibility Service under the elapsed time method, nonsuccessive periods of service and less than whole year periods of service shall be aggregated on the basis that 12 months of service (30 days are deemed to be a month in the case of the aggregation of fractional months) or 365 days of service are equal to a whole year of service; (3) an Employee will also receive credit for any Period of Severance of less than 12 consecutive months; and (4) if less than one Year of Eligibility Service is required in Article III, such service shall be determined by substituting such period for "twelve month" and "Year" where they appear in this paragraph.

(ww)    "Year of Vesting Service" shall mean a Plan Year during which an Employee is credited with at least 1,000 Hours of Service, except as otherwise specified in Article III. If the Plan uses the elapsed time method: (1) "Year of Vesting Service" means a twelve month period of time beginning on an Employee's Employment Commencement Date and ending on the date on which vesting service is being determined; (2) in order to determine the number of whole Years of Vesting Service under the elapsed time method, nonsuccessive periods of service and less than whole year periods of service shall be aggregated on the basis that 12 months of service (30 days are deemed to be a month in the case of the aggregation of fractional months) or 365 days of service are equal to a whole year of service; and (3) an Employee will also receive credit for any Period of Severance of less than 12 consecutive months.

1.2    Plurals and Gender.

Where appearing in the Plan and the Trust Agreement, the masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates otherwise.

1.3    Incorporation of Trust Agreement.

If there is a separate Trust Agreement, then that Trust Agreement, as the same may be amended from time to time, is intended to be and hereby is incorporated by reference into this Plan. All contributions made under the Plan will be held, managed and controlled by the Trustee pursuant to the terms and conditions of the Trust Agreement.

1.4    Headings.

The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

1.5    Severability.

In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

1.6    References to Governmental Regulations.

References in this Plan to regulations issued by the Internal Revenue Service, the Department of Labor, or other governmental agencies shall include all regulations, rulings, procedures, releases and other position statements issued by any such agency.

1.7    Notices.

Any notice or document required to be filed with the Administrator or Trustee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Administrator in care of the Sponsor or to the Trustee, each at its principal business offices. Any notice required under the Plan may be waived in writing by the person entitled to notice.

1.8    Evidence.

Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.9    Action by Employer.

Any action required or permitted to be taken by any entity constituting the Employer under the Plan shall be by resolution of its Board of Directors or by a person or persons authorized by its Board of Directors.

ARTICLE II
PARTICIPATION

2.1    Commencement of Participation.

(a)    Any Employee who is eligible to become a Participant in accordance with Section 1.1(hh) hereof shall initially become a Participant on the Entry Date coincident with or next following the date on which he has attained age twenty-one (21) and completes one Year of Eligibility Service.

(b)    Any Employee who had satisfied the requirements set forth in Section 2.1(a) during the 12 consecutive month period prior to the Effective Date shall become a Participant on the Effective Date, provided he is still actively employed by the Employer or on an Authorized Leave of Absence on the Effective Date, unless the Employee is described within a classification that is not treated as a "Participant", as defined in Section 1.1(hh).

2.2    Termination of Participation.

After commencement or resumption of his participation, an Employee shall remain a Participant during each consecutive Plan Year thereafter until the earliest of the following dates:

(a)    His actual Retirement date;

(b)    His date of death; or

(c)    The last day of a Plan Year during which he incurs a Break.

2.3    Resumption of Participation.

(a)    Any Participant whose employment terminates and who resumes Service before he incurs a Break shall resume participation immediately on the date he is reemployed.

(b)    Except as otherwise provided in Section 2.3(c), any Participant who incurs one or more Breaks and resumes Service shall resume participation retroactively as of the first day of the first Plan Year in which he completes a Year of Eligibility Service after such Break(s).

(c)    Any Participant who incurs one or more Breaks and resumes Service, but whose pre-Break Service is not reinstated to his credit pursuant to Section 3.3, shall be treated as a new Employee and shall again be required to satisfy the eligibility requirements contained in Section 2.1(a) before resuming participation on the appropriate Entry Date.

2.4    Determination of Eligibility.

The Administrator shall determine the eligibility of Employees in accordance with the provisions of this Article. For each Plan Year, the Employer shall furnish the Administrator a list of all Employees, indicating their Date of Hire, their Hours of Service during their Eligibility Period, their date of birth, the original date of their reemployment with the Employer, if any, and any Breaks they may have incurred.

2.5    Restricted Participation.

Subject to the terms and conditions of the Plan, during the period between the Participant's date of termination of participation in the Plan (as described in Section 2.2) and the distribution of his entire

Account (as described in Article IX), and during any period that a Participant does not meet the requirements of Section 2.1(a) or is employed by a Related Employer that is not participating in the Plan (or otherwise is not within a classification of Employee that is considered a Participant as defined herein), the Participant or, in the event of the Participant's death, the Beneficiary of the Participant, will be considered and treated as a Participant for all purposes of the Plan, except as follows:

(a)    the Participant will not share in the Employee Stock Ownership Contribution and forfeitures (as described in Sections 7.2 and 7.3), except as provided in Sections 5.4 and 5.5; and

(b)    the Beneficiary of a deceased Participant cannot designate a Beneficiary under Section 6.5.

ARTICLE III
CREDITED SERVICE

3.1    Service Counted for Eligibility Purposes.

Except as provided in Section 3.3, all Years of Eligibility Service completed by an Employee shall be counted in determining his eligibility to become a Participant on and after the Effective Date, regardless of whether such Service was completed before or after the Effective Date.

3.2    Service Counted for Vesting Purposes.

All Years of Vesting Service completed by an Employee (including Years of Vesting Service completed prior to the Effective Date) shall be counted in determining his vested interest in this Plan, except the following:

(a)    Service which is disregarded under the provisions of Section 3.3;

(b)    Service prior to the Effective Date of this Plan if such Service would have been disregarded under the "break in service" rules (within the meaning of Section 1.411(a)-5(b) of the Treasury Regulations).

3.3    Credit for Pre-Break Service.

Upon his resumption of participation following one or a series of consecutive Breaks, an Employee's pre-Break Service shall be reinstated to his credit for eligibility and vesting purposes only if either:

(a)    He was vested in any portion of his accrued benefit at the time the Break(s) began; or

(b)    The number of his consecutive Breaks does not equal or exceed the greater of 5 or the number of his Years of Eligibility Service or Years of Vesting Service, as the case may be, credited to him before the Breaks began.

Except as provided in the foregoing, none of an Employee's Service prior to one or a series of consecutive Breaks shall be counted for any purpose in connection with his participation in this Plan thereafter.

3.4    Service Credit During Authorized Leaves.

An Employee shall receive no Service credit under Section 3.1 or 3.2 during any Authorized Leave of Absence. However, solely for the purpose of determining whether he has incurred a Break (if the Plan does not use the elapsed time method of crediting Service) during any Plan Year in which he is absent from Service for one or more Authorized Leaves of Absence, he shall be credited with 45 Hours of Service for each week during any such leave period. Notwithstanding the foregoing, if an Employee fails to return to Service on or before the end of a leave period, he shall be deemed to have terminated Service as of the first day of such leave period and his credit for Hours of Service, determined under this Section 3.4, shall be revoked.

3.5    Service Credit During Maternity or Paternity Leave.

For purposes of determining whether a Break has occurred for participation and vesting purposes, an individual who is on maternity or paternity leave as described in Section 1.1(cc) or 1.1(gg), as applicable, shall be deemed to have completed Hours of Service during such period of absence, all in accordance with Section 1.1(cc) or 1.1(gg), as applicable. Notwithstanding the foregoing, no such credit shall be given unless the individual furnishes to the Administrator such timely information as the Administrator may reasonably require to determine:

(a)    that the absence from Service was attributable to one of the maternity or paternity reasons enumerated in Section 1.1(cc) or 1.1(gg), as applicable; and

(b)	the number of days of such absence.

In no event, however, shall any credit be given for such leave other than for determining whether a Break has occurred.

3.6    Ineligible Employees.

Notwithstanding any provisions of this Plan to the contrary, any Employee who is ineligible to participate in this Plan either because of his failure:

(a)    To meet the eligibility requirements contained in Article II; or

(b)    To be a Participant, as defined in Section 1.1(hh),

shall, nevertheless, earn Years of Eligibility Service and Years of Vesting Service pursuant to the rules contained in this Article III. However, such Employee shall not be entitled to an allocation of any contributions or forfeitures hereunder unless and until he becomes a Participant in this Plan, and then, only during his period of participation.

3.7    Military Service Provisions.
(a)    In General. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.
(b)    Death Benefits Under USERRA. If a Participant dies while performing Qualified Military Service, the survivors of the Participant are entitled to any additional benefits provided under the plan as if the Participant had resumed and then terminated employment on account of death pursuant to Section 401(a)(37) of the Code, Notice 2010-5 and any superseding guidance.
(c)    Differential Military Pay. Pursuant to Section 414(u)(12) of the Code, Notice 2010-5 and any superseding guidance, a Participant receiving differential wage payments (as defined in Section 3401(h)(2) of the Code) shall be treated as an Employee of the Employer making the payment and the differential wage payments shall be treated as Compensation under the Plan.
(d)    Deemed Severance. If a Participant performs service in the uniformed services (as defined in Section 414(u)(12)(B)) of the Code on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility for distribution of amounts not subject to Section 412 of the Code. However, the Plan will not distribute such a Participant’s account on account of this deemed severance unless the Participant specifically elects to receive a benefit distribution hereunder. If a Participant elects to receive a distribution on account of this deemed severance, then the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision (such as a qualified reservist distribution), then the other Plan provision will control and the 6-month suspension will not apply.
3.8    Elapsed Time Method of Crediting Service.

The Plan shall use the elapsed time method of crediting Service.

ARTICLE IV
CONTRIBUTIONS

4.1    Employee Stock Ownership Contribution.

(a)    Subject to all of the provisions of this Article IV, for each Plan Year commencing on or after the Effective Date, the Employer shall make an Employee Stock Ownership Contribution to the Fund in such amount as may be determined by resolution of the Board of Directors in its discretion; provided, however, that the Employer shall contribute an amount in cash not less than the amount required to enable the Trustee to discharge any indebtedness incurred with respect to an Exempt Loan in accordance with Section 8.6(c). If any part of the Employee Stock Ownership Contribution under this Section 4.1 for any Plan Year is in cash in an amount exceeding the amount needed to pay the amount due during or prior to such Plan Year with respect to an Exempt Loan, such cash shall be applied by the Trustee, as directed by the Administrator in its sole discretion, either to the purchase of Employer Securities or to repay an Exempt Loan. Contributions hereunder shall be in the form of cash, Employer Securities or any combination thereof. In determining the value of Employer Securities transferred to the Fund as an Employee Stock Ownership Contribution, the Administrator may determine the average of closing prices of such securities for a period of up to 90 consecutive days immediately preceding the date on which the securities are contributed to the Fund. In the event that the Employer Securities are not readily tradable on an established securities market, the value of the Employer Securities transferred to the Fund shall be determined by an independent appraiser in accordance with Section 8.9.

(b)    Subject to Section 4.1(a), in no event shall the Employee Stock Ownership Contribution exceed for any Plan Year the maximum amount that may be deducted by the Employer under Section 404 of the Code, nor shall such contribution cause the Employer to violate its regulatory capital requirements. Each Employee Stock Ownership Contribution by the Employer shall be deemed to be made on the express condition that the Plan, as then in effect, shall be qualified under Sections 401(a) and 501(a) of the Code and that the amount of such contribution shall be deductible from the Employer's income under Section 404 of the Code.

4.2    Time and Manner of Employee Stock Ownership Contribution.

(a)    The Employee Stock Ownership Contribution (if any) for each Plan Year shall be paid to the Trustee in one lump sum or installments at any time on or before the expiration of the time prescribed by law (including any extensions) for filing of the Employer's federal income tax return for its fiscal year ending concurrent with or during such Plan Year; provided, however, that the Employee Stock Ownership Contribution (if any) for a Plan Year shall be made in a timely manner to make any required payment of principal and/or interest on an Exempt Loan for such Plan Year. Any portion of the Employee Stock Ownership Contribution for each Plan Year that may be made prior to the last day of the Plan Year shall, if there is an Exempt Loan outstanding at such time, at the election of the Administrator, either be applied immediately to make payments on such Exempt Loan or maintained in the Employee Stock Ownership Suspense Account described in Section 5.2 until the last day of such Plan Year.

(b)    If an Employee Stock Ownership Contribution for a Plan Year is paid after the close of the Employer's fiscal year which ends concurrent with or during such Plan Year but on or prior to the due date (including any extensions) for filing of the Employer's federal income tax return for such fiscal year, it shall be considered, for allocation purposes, as an Employee Stock Ownership Contribution to the Fund for the Plan Year for which it was computed and accrued, unless such contribution is accompanied by a statement to the Trustee, signed by the Employer, which specifies that the Employee Stock Ownership Contribution is made with respect to the Plan Year in which it is received by the Trustee. Any Employee Stock Ownership Contribution paid by the Employer during any Plan Year but after the due date (including any extensions)

for filing of its federal income tax return for the fiscal year of the Employer ending on or before the last day of the preceding Plan Year shall be treated, for allocation purposes, as an Employee Stock Ownership Contribution to the Fund for the Plan Year in which the contribution is paid to the Trustee.

(c)    Notwithstanding anything contained herein to the contrary, no Employee Stock Ownership Contribution shall be made for any Plan Year that would cause the Plan to violate the requirements of Section 5.6 (related to Section 415 of the Code).

4.3    Records of Contributions.

The Employer shall deliver at least annually to the Trustee, with respect to the Employee Stock Ownership Contribution contemplated in Section 4.1, a certificate of the Administrator, in such form as the Trustee shall approve, setting forth:

(a)    The aggregate amount of such contribution, if any, to the Fund for such Plan Year;

(b)    The names, Internal Revenue Service identifying numbers and current residential addresses of all Participants in the Plan;

(c)    The amount and category of contributions to be allocated to each such Participant; and

(d)    Any other information reasonably required for the proper operation of the Plan.

4.4    Erroneous Contributions.

(a)    Notwithstanding anything herein to the contrary, upon the Employer's written request, a contribution which was made by a mistake of fact, or conditioned upon the initial qualification of the Plan, under Code Section 401(a), or upon the deductibility of the contribution under Section 404 of the Code, shall be returned to the Employer by the Trustee within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable; provided, however, that in the case of denial of the initial qualification of the Plan, a contribution shall not be returned unless an Application for Determination has been timely filed with the Internal Revenue Service. Any portion of a contribution returned pursuant to this Section 4.4 shall be adjusted to reflect its proportionate share of the losses of the Fund, but shall not be adjusted to reflect any earnings or gains. Notwithstanding any provisions of this Plan to the contrary, the right or claim of any Participant or Beneficiary to any asset of the Fund or any benefit under this Plan shall be subject to and limited by this Section 4.4.

(b)    In no event shall Employee contributions be accepted. Any such Employee contributions (and any earnings attributable thereto) mistakenly received by the Trustee shall promptly be returned to the Participant.

ARTICLE V
ACCOUNTS, ALLOCATIONS AND INVESTMENTS

5.1    Establishment of Separate Participant Accounts.

The Administrator shall establish and maintain a separate Account for each Participant in the Plan and for each Former Participant in accordance with the provisions of this Article V. Such separate Account shall be for bookkeeping purposes only and shall not require a segregation of the Fund, and no Participant, Former Participant or Beneficiary shall acquire any right to or interest in any specific assets of the Fund as a result of the allocations provided for under this Plan.

(a)    Employee Stock Ownership Accounts.

The Administrator shall establish a separate Employee Stock Ownership Account in the Fund for each Participant. The Administrator may establish subaccounts hereunder, an Employer Stock Account reflecting a Participant's interest in Employer Securities held by the Fund, and an Other Investments Account reflecting the Participant's interest in his Employee Stock Ownership Account other than Employer Securities. Each Participant's Employer Stock Account shall reflect his share of any Employee Stock Ownership Contribution made in Employer Securities, his allocable share of forfeitures (as described in Section 5.4), and any Employer Securities attributable to earnings on such stock. Each Participant's Other Investments Account shall reflect any Employee Stock Ownership Contribution made in cash, any cash dividends on Employer Securities allocated and credited to his Employee Stock Ownership Account (other than currently distributable dividends) and his share of corresponding cash forfeitures, and any income, gains, losses, appreciation, or depreciation attributable thereto. Dividends attributable to Employer Securities that are allocated to a Participant pursuant to Section 8.4 (and not distributable thereunder) shall be treated as part of the Participant’s Employee Stock Ownership Account.

(b)    Other Accounts.

The Administrator shall establish such other separate accounts for each Participant as may be necessary or desirable for the convenient administration of the Fund.

5.2    Establishment of Suspense Accounts.

The Administrator shall establish a separate Employee Stock Ownership Suspense Account. There shall be credited to such account any Employee Stock Ownership Contribution that may be made prior to the last day of the Plan Year and that are allocable to the Employee Stock Ownership Suspense Account pursuant to Section 4.2(a). The Employee Stock Ownership Suspense Account shall share proportionately as to time and amount in any Investment Adjustments. As of the last day of each Plan Year, the balance of the Employee Stock Ownership Suspense Account shall be added to the Employee Stock Ownership Contribution and allocated to the Employee Stock Ownership Accounts of Participants as provided in Section 5.5, except as provided herein. In the event that the Plan takes an Exempt Loan, the Employer Securities purchased thereby shall be allocated as Financed Shares to a separate Exempt Loan Suspense Account, from which Employer Securities shall be released in accordance with Section 8.5 and shall be allocated in accordance with Section 8.6(b).

5.3    Allocation of Earnings, Losses and Expenses.

Except as otherwise provided in this instrument, as of each Valuation Date, any increase or decrease in the net worth of the aggregate Employee Stock Ownership Accounts held in the Fund attributable to earnings, losses, expenses and unrealized appreciation or depreciation in each such account, as determined by the Trustee, shall be credited to or deducted from the appropriate suspense accounts and all Participants’ Employee Stock Ownership Accounts, in accordance with this Section. Earnings, losses, and unrealized appreciation or depreciation in Employer Securities in a Participant’s Employee Stock Ownership Account shall be determined and allocated only to such account, but such determination shall be made immediately prior to crediting any Contributions and forfeitures for the current Plan Year, but after adjustment for any transfer to or from such accounts. Earnings, losses, and unrealized appreciation or depreciation in investments other than Employer Securities in the Participant’s Other Investment Accounts shall be allocated in the proportion that the value of each such account (determined immediately prior to such allocation and before crediting any Contributions and forfeitures for the current Plan Year but after adjustment for any transfer to or from such accounts and for the time such funds were in such accounts) bears to the value of all Other Investment Accounts. Provided, however, cash dividends paid to the Plan shall be allocated or otherwise disposed of in accordance with Plan Section 8.4. Plan expenses paid from the assets of this employee pension benefit plan shall be allocated across all Accounts in the proportion that the value of each Participant’s Account bears to the value of all Participant Accounts.

5.4    Application of Forfeitures.

Forfeitures occurring during the Plan Year may, at the discretion of the Administrator, be used to pay or reimburse expenses of the Plan, to the extent such payment or reimbursement is consistent with the applicable fiduciary requirements of the Act. As of the last day of each Plan Year, all forfeitures which have not been applied in accordance with the preceding sentence shall be added to the Employee Stock Ownership Contribution (if any) for such year and allocated among the Participants' Employee Stock Ownership Accounts, as appropriate, in the manner provided in Section 5.5.

5.5    Allocation of Employee Stock Ownership Contribution.

As of the last day of each Plan Year for which the Employer shall make an Employee Stock Ownership Contribution, the Administrator shall allocate the Employee Stock Ownership Contribution (including reallocable forfeitures) for such Plan Year to the Employee Stock Ownership Account of each Participant who completed a Year of Vesting Service during that Plan Year, provided that he is still employed by the Employer on the last day of the Plan Year (or the Participant terminated employment with the Employer and all Related Employers during the Plan Year on account of death, Disability or after attaining Normal Retirement Age). Such allocation shall be made in the same proportion that each such Participant's Allocation Compensation (defined in Section 1.1(j)) for such Plan Year bears to the total Allocation Compensation (defined in Section 1.1(j)) of all such Participants for such Plan Year, subject to Section 5.6. Furthermore, if a Participant completes a Year of Vesting Service and is on an Authorized Leave of Absence on the last day of the Plan Year, such a Participant shall be entitled to an allocation based on his Allocation Compensation earned during such Plan Year.

5.6    Limitation on Annual Additions.

(a)    Notwithstanding any provisions of this Plan to the contrary, the total Annual Additions credited to a Participant's Account under this Plan (and accounts under any other defined contribution plan maintained by the Employer or a Related Employer) for any Limitation Year shall not exceed the lesser of:

(1)    the applicable dollar limitation provided for in Section 415(c)(1)(A) of the Code for the Limitation ($52,000 for Limitation Years commencing in 2014), as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(2)	100 percent of the Participant’s Statutory Compensation for the Limitation Year.

(b)    This Section 5.6 shall be applied in a manner consistent with the Treasury Regulations under Section 415 of the Code, which shall be incorporated herein by this reference, except as provided herein or in the definition of Compensation.

(c)    In the event that the limitations on Annual Additions described in Section 5.6(a) above are exceeded with respect to any Participant in any Limitation Year, then:

(1)    The Administrator shall determine to what extent the Annual Additions to any Participant's Employee Stock Ownership Account must be reduced in each Limitation Year. The Administrator shall reduce the Annual Additions to all other qualified, tax-exempt retirement plans maintained by the Employer or a Related Employer in accordance with the terms contained therein for required reductions or reallocations mandated by Section 415 of the Code before reducing any Annual Additions in this Plan.

(2)    If any excess Annual Additions remain, then the excess shall be corrected pursuant to a correction method provided for in the Internal Revenue Service employee plans compliance resolution system (EPCRS) then in effect.

5.7    Erroneous Allocations.

No Participant shall be entitled to any Annual Additions or other allocations to his Account in excess of those permitted under Sections 5.3, 5.4, 5.5, and 5.6. If it is determined at any time that the Administrator has erred in accepting and allocating any contributions or forfeitures under this Plan, or in allocating Investment Adjustments, or in excluding or including any person as a Participant, then the Administrator, in a uniform and nondiscriminatory manner, shall determine the manner in which such error shall be corrected and shall promptly advise the Trustee in writing of such error and of the method for correcting such error. The accounts of any or all Participants may be revised, if necessary, in order to correct such error. To the extent applicable, such correction shall be made in accordance with the requirements of the Internal Revenue Service employee plans compliance resolution system (EPCRS) then in effect.

5.8    Value of Participant's Account.

At any time, the value of a Participant's Account shall consist of the aggregate value of his Employee Stock Ownership Account and his distribution account, if any, determined as of the next-preceding Valuation Date. The Administrator shall maintain adequate records of the cost basis of Employer Securities allocated to each Participant's Employee Stock Ownership Account.

5.9     Investment of Account Balances.

The Employee Stock Ownership Accounts shall be invested primarily in Employer Securities. All sales of Employer Securities by the Trustee attributable to the Employee Stock Ownership Accounts of all Participants shall be charged pro rata to the Employee Stock Ownership Accounts of all Participants.

ARTICLE VI
RETIREMENT, DEATH AND DESIGNATION OF BENEFICIARY

6.1    Normal Retirement.

A Participant who reaches his Normal Retirement Date and who shall retire at that time shall thereupon be entitled to retirement benefits based on the value of his Account, payable pursuant to the provisions of Section 9.1. A Participant who remains in Service after his Normal Retirement Date shall not be entitled to any retirement benefits until his actual termination of Service thereafter (except as provided in Section 9.4), and he shall meanwhile continue to participate in this Plan.

6.2    Early Retirement.

There is no early retirement under this Plan.

6.3    Disability Retirement.

In the event a Participant incurs a Disability before his Retirement or other termination of Service, he may retire on his Disability Retirement Date and shall thereupon be entitled to retirement benefits based on the value of his Account, payable pursuant to the provisions of Section 9.1.

6.4    Death Benefits.

(a)    Upon the death of a Participant before his Retirement or other termination of Service, the value of his Account shall be payable pursuant to the provisions of Section 9.1. The Administrator shall direct the Trustee to distribute his Account to any surviving Beneficiary designated by the Participant or, if none, to such persons specified in Section 6.5(b). Survivors of a Participant who dies while performing Qualified Military Service shall be entitled to any additional benefits provided under the Plan as if the Participant resumed service with the Employer and then terminated employment on account of death. The additional benefits shall not include benefit accruals relating to the period of Qualified Military Service.

(b)    Upon the death of a Former Participant, the Administrator shall direct the Trustee to distribute any undistributed balance of his vested Account to any surviving Beneficiary designated by him or, if none, to such persons specified in Section 6.5(b).

(c)    The Administrator may require such proper proof of death and such evidence of the right of any person to receive the balance credited to the Account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

16.5    Designation of Beneficiary and Manner of Payment.

(a)    Each Participant shall have the right to designate a Beneficiary to receive the sum or sums to which he may be entitled upon his death. The Participant may also designate the manner in which any death benefits under this Plan shall be payable to his Beneficiary, provided that such designation is in accordance with Section 9.5. Such designation of Beneficiary and manner of payment shall be in writing and delivered to the Administrator, and shall be effective when received by the Administrator while the Participant is alive. The Participant shall have the right to change such designation by notice in writing to the Administrator while the Participant is alive. Such change of Beneficiary or the manner of payment shall become effective upon its receipt by the Administrator while the Participant is alive. Any such change shall be deemed to revoke all prior designations.

(b)    If a Participant shall fail to designate validly a Beneficiary, or if no designated Beneficiary survives the Participant, the balance credited to his Account shall be paid to the person or persons in the first of the following classes of successive preference Beneficiaries surviving at the death of the Participant: the Participant's (1) widow or widower, (2) natural-born or adopted children, (3) natural-born or adoptive parents, and (4) estate. The Administrator shall determine which Beneficiary, if any, shall have been validly designated or entitled to receive the balance credited to the Participant's Account in accordance with the foregoing order of preference, and its decision shall be binding and conclusive on all persons.

(c)    Notwithstanding the foregoing, if a Participant is married on the date of his death, the sum or sums to which he may be entitled under this Plan upon his death shall be paid to his spouse, unless the Participant's spouse shall have consented to the election of another Beneficiary. Such a spousal consent shall be in writing and shall be witnessed either by a representative of the Administrator or by a notary public. Any designation by an unmarried Participant shall be rendered ineffective by any subsequent marriage, and any consent of a spouse shall be effective only as to that spouse. If it is established to the satisfaction of the Administrator that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located, or other reasons prescribed by governmental regulations, the consent of the spouse may be waived, and the Participant may designate a Beneficiary or Beneficiaries other than his spouse.

(d)    Automatic revocation of spousal designation. A divorce decree, or a decree of legal separation, shall automatically revoke the Participant's prior designation, if any, of his or her spouse or former spouse as his or her Beneficiary under the Plan unless a qualified domestic relations order or other written agreement specifically provides otherwise.

ARTICLE VII
VESTING AND FORFEITURES

7.1    Vesting on Death, Disability and Normal Retirement.

Unless his participation in this Plan shall have terminated prior thereto, upon a Participant's death, Disability or Normal Retirement Date (whether or not he actually retires at that time) while he is still employed by the Employer, the Participant's entire Account shall be fully vested and nonforfeitable.

7.2    Vesting on Termination of Participation.

(a)    Upon termination of his participation in this Plan for any reason other than death, Disability, or Normal Retirement, a Participant shall be vested in a percentage of his Employee Stock Ownership Account, such vested percentage to be determined under the following table (“Vesting Schedule”), based on the Years of Vesting Service (including Years of Vesting Service prior to the Effective Date) credited to him at the time of his termination of participation:

Years of Vesting Service         Percentage Vested

Less than 1	0%

1	25%

2	50%

3	75%

4 or more	100%

Notwithstanding the foregoing, a Participant shall at all times have a nonforfeitable interest in Employer Securities acquired with dividends received pursuant to Section 8.4(c).

(b)    Any portion of the Participant's Employee Stock Ownership Account which is not vested at the time he incurs a Break shall thereupon be forfeited and disposed of pursuant to Section 7.3. In such event, Employer Securities shall be forfeited only after other assets. Distribution of the vested portion of a terminated Participant's interest in the Plan shall be payable in any manner permitted under Section 9.1.

(c)    If a portion of a Participant’s Account is forfeited, Employer Securities allocated from an Exempt Loan must be forfeited only after other assets. If interests in more than one class of Employer Securities have been allocated to the Participant’s Account, the Participant must forfeit the same proportion of each such class.

7.3    Forfeitures.

(a)    Subject to the provisions of this Section 7.3, a Participant shall forfeit the nonvested portion of his Employee Stock Ownership Account upon the earlier of the date (1) the Participant receives a complete distribution of his Employee Stock Ownership Account (or is deemed to receive, in the case of a Participant who terminates employment with a zero percent vested interest in his Employee Stock Ownership Account), or (2) the Participant incurs 5 consecutive Breaks.
(b)    In the event an Employee is rehired by the Employer, the following rules shall apply in determining the vested portion of the Employee’s interest in the Plan:
(1)     If the Employee has a Break, Years of Vesting Service before such Break shall not be taken into account until after he is credited with a Year of Vesting Service after his return.

(2)    If the Employee has five or more consecutive Breaks upon his return, then his Years of Vesting Service after such Breaks shall not be taken into account in determining the vested portion of his Employee Stock Ownership Account that accrued before such Breaks.
(3)    If the Employee was not vested in his Employee Stock Ownership Account at the time of his termination, then Years of Vesting Service before a consecutive period of Breaks shall not be required to be taken into account if the number consecutive Breaks exceeds the greater of (A) five, or (B) the aggregate number of Years of Vesting Service before such period.
(c)    If the Plan operates under a graded vesting schedule and a Participant receives a distribution of his entire vested Account balance because of the termination of his participation in the Plan, the Plan shall disregard the Participant's Service with respect to which such cash-out distribution shall have been made, in computing his Account balance in the event that a Former Participant shall again become an Employee and become eligible to participate in the Plan. Such a distribution shall be deemed to be made on termination of participation in the Plan if it is made not later than the close of the second Plan Year following the Plan Year in which such termination occurs. The forfeitable portion of a Participant's Account balance shall be restored upon repayment to the Plan by such Former Participant of the full amount of the cash-out distribution, provided that the Former Participant again becomes an Employee. Such repayment must be made by the Employee not later than the end of the 5-year period beginning with the date the Participant is reemployed by the Employer or a Related Employer, or the close of the first period of 5 consecutive Breaks commencing after the distribution to the Employee. Forfeitures required to be restored by virtue of such repayment shall be restored from the following sources in the following order of preference: (1) current forfeitures; (2) an additional Employer contribution, as appropriate, and as subject to Section 5.6; and (3) investment earnings of the Fund. In the event that a Participant's Account balance is totally forfeitable, a Participant shall be deemed to have received a distribution of zero upon his termination of Service, and in the event of a return to Service within 5 years of the date of his deemed distribution, the Participant shall be deemed to have repaid his distribution as of the date of his return to Service.

(d)    If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of his Account and the Participant may increase the nonforfeitable percentage in the Account:

(1)    A separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

(2)    At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

X = P(AB + (R x D)) - (R x D)

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

ARTICLE VIII
EMPLOYEE STOCK OWNERSHIP PROVISIONS

8.1    Right to Demand Employer Securities.

A Participant entitled to a distribution from his Account shall be entitled to demand that his interest in the Account be distributed to him in the form of Employer Securities, subject to Section 9.8. The Administrator shall notify the Participant of his right to demand distribution of his vested Account balance entirely in whole shares of Employer Securities (with the value of any fractional share paid in cash). However, if the charter or by-laws of the Employer restrict ownership of substantially all of the outstanding Employer Securities to Employees and the Trust, then the distribution of a Participant's vested Account shall be made entirely in the form of cash or other property, and the Participant is not entitled to a distribution in the form of Employer Securities.

8.2    Voting Rights; Tendering Shares.

(a)    Each Participant with an Employee Stock Ownership Account shall be entitled to direct the Trustee as to the manner in which the Employer Securities in such account are to be voted. Employer Securities held in the Employee Stock Ownership Suspense Account or the Exempt Loan Suspense Account shall be voted by the Trustee on each issue with respect to which shareholders are entitled to vote in the same proportion as the Participants who timely directed the Trustee as to the manner of voting their shares in the Employee Stock Ownership Accounts with respect to such issue (that is, affirmatively, negatively or with an abstention). In the event that a Participant fails to give timely voting instructions to the Trustee with respect to the voting of Employer Securities that are allocated to his Employee Stock Ownership Account, the Trustee shall vote such shares in the same proportion as those shares on which the Trustee has received timely direction from the Participants with respect to such issue (that is, affirmatively, negatively or with an abstention).

(b)    Tender rights or exchange offers for Employer Securities will be passed through to Participants. As soon as practicable after the commencement of a tender or exchange offer for Employer Securities, the Employer shall cause each person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Trustee, or for revoking such instruction, to tender or exchange shares of Employer Securities, to the extent permitted under the terms of such offer. In advising such persons of the terms of the offer, the Employer may include statements from the board of directors setting forth its position with respect to the offer. To the extent some or all of the Participants have not directed or have not timely directed the Trustee on how to respond to such tender or exchange, then the Trustee shall tender or exchange such Employer Securities on which no direction was received as directed by the Plan Administrator. In addition, shares attributable to Employer Securities held unallocated in the Exempt Loan Suspense Account as a result of an Exempt Loan shall be tendered or exchanged (or not tendered or exchanged) in the same proportion as those tendered by Participants. If the tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed to be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange. The Trustee shall hold the Participant’s individual directions with respect to voting rights or tender decisions in confidence and, except as required by law, shall not divulge or release such individual directions to anyone associated with the Employer. The Employer may require verification of the Trustee’s compliance with the directions received from Participants by any independent auditor selected by the Employer, provided that such auditor agrees to maintain the confidentiality of such individual directions. The Employer may develop procedures to facilitate the exercise of votes or tender rights, such as the use of facsimile transmissions for the Participants located in physically remote areas.

8.3    Nondiscrimination in Employee Stock Ownership Contribution.

In the event that the amount of the Employee Stock Ownership Contribution that would be required in any Plan Year to make the scheduled payments on an Exempt Loan would exceed the amount that would otherwise be deductible by the Employer for such Plan Year under Section 404 of the Code, then no more than one-third of the Employee Stock Ownership Contribution for the Plan Year, which is also the Employer's taxable year, shall be allocated to the group of Employees who:

(a)    Was at any time during the Plan Year or the preceding Plan Year a 5 percent owner of the Employer (within the meaning of Section 416(i)(1) of the Code); or

(b)    Received Statutory Compensation from the Employer for the preceding Plan Year in excess of $115,000 (for the 2014 Plan Year), as adjusted under Section 414(q) of the Code with respect to the current year.

A former Employee shall be included in the group of Employees described above if either such former Employee was included in such group when such Employee separated from Service, or such former Employee was included in such group at any time after attaining age 55.

The determination of who is included in the group of Employees described above, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder. Amounts not allocable on account of this Section 8.3 shall be allocated among the Accounts of Participants who are not highly compensated employees, as defined herein, in accordance with Sections 5.5 and 5.6.

8.4    Dividends.

(a)    Dividends paid with respect to Employer Securities credited to a Participant's Employee Stock Ownership Account as of the record date for the dividend payment may be allocated to the Participant's Employee Stock Ownership Account, paid in cash to the Participant, or used by the Trustee to make payments on an Exempt Loan, pursuant to the direction of the Administrator.

(b)    If the Administrator shall direct that the aforesaid dividends shall be paid directly to Participants, the dividends paid with respect to such Employer Securities shall be paid to the Plan, from which dividend distributions in cash shall be made to the Participants with respect to the Employer Securities in their Employee Stock Ownership Accounts within 90 days of the close of the Plan Year in which the dividends were paid.

(c)    If the Administrator permits, then Participants shall be able to elect, in accordance with regulations or other guidance, to have the dividends paid and allocable to the Participant’s Account either (1) distributed to the Participant (or his Beneficiary) no later than 90 days after close of the Plan Year in which the dividend is paid (reduced by any investment losses occurring from when the dividend is paid to the Plan to when it is distributed to the Participant), or (2) retained in the Participant’s Account under the Plan to be invested in Employer Securities. Such election procedure shall be consistent with the requirements of Section 404(k) of the Code. If the Participant fails to make the election, he shall be deemed to have elected payment to the Plan and reinvestment in Employer Securities. All elections shall be irrevocable upon the later of the date of the Participant’s election or the end of the applicable election period.

(d)    If dividends on Employer Securities already allocated to Participants’ Employee Stock Ownership Accounts are used to make payments on an Exempt Loan, the Employer Securities which are released from the Exempt Loan Suspense Account shall first be allocated to each Employee Stock Ownership Account in an amount equal to the amount of dividends that would have been allocated to such Account if the dividends had not been used to make payments on an Exempt Loan, and the remaining Employer Securities (if any) which are released shall be allocated in the proportion that the value of each Employee Stock Ownership Account bears to the value of all such Accounts, all in accordance with Section 404(k) of the Code.

(e)    Dividends on Employer Securities obtained pursuant to an Exempt Loan and still held in the Exempt Loan Suspense Account may be used to make payments on an Exempt Loan, as described in Section 8.6.

8.5    Exempt Loans.

(a)    The Sponsor may direct the Trustee to obtain Exempt Loans. The Exempt Loan shall be primarily for the benefit of the Plan participants and their beneficiaries. The Exempt Loan may take the form of (i) a loan from a bank or other commercial lender to purchase Employer Securities (ii) a loan from the Employer to the Plan; or (iii) an installment sale of Employer Securities to the Plan. The proceeds of any such Exempt Loan shall be used, within a reasonable time after the Exempt Loan is obtained, only to purchase Employer Securities, repay the Exempt Loan, or repay any prior Exempt Loan. Any such Exempt Loan shall provide for no more than a reasonable rate of interest and shall be without recourse against the Plan. The number of years to maturity under the Exempt Loan must be definitely ascertainable at all times. At the time the Exempt Loan is entered into, the interest rate on the Exempt Loan and the price of the Employer Securities acquired with the proceeds of the Exempt Loan shall not be such that Plan assets might be drained off. The only assets of the Plan that may be given as collateral for an Exempt Loan are Financed Shares acquired with the proceeds of the Exempt Loan and Financed Shares that were used as collateral for a prior Exempt Loan repaid with the proceeds of the current Exempt Loan. Such Financed Shares so pledged shall be placed in an Exempt Loan Suspense Account. No person or institution entitled to payment under an Exempt Loan shall have recourse against Trust assets other than the Financed Shares, the Employer Stock Ownership Contribution (other than contributions of Employer Securities) that is available under the Plan to meet obligations under the Exempt Loan, and earnings attributable to such Financed Shares and the investment of such contribution. Any Employee Stock Ownership Contribution paid during the Plan Year in which an Exempt Loan is made (whether before or after the date the proceeds of the Exempt Loan are received), any Employee Stock Ownership Contribution paid thereafter until the Exempt Loan has been repaid in full, and all earnings from investment of such Employee Stock Ownership Contribution, without regard to whether any such Employee Stock Ownership Contribution and earnings have been allocated to Participants' Employee Stock Ownership Accounts, shall be available to meet obligations under the Exempt Loan as such obligations accrue, or prior to the time such obligations accrue, unless otherwise provided by the Employer at the time any such contribution is made. Any pledge of Employer Securities shall provide for the release of Financed Shares upon the payment of any portion of the Exempt Loan. The Exempt Loan shall not be payable at the demand of any person, except in the event of default. In the event of a default regarding the repayment of an Exempt Loan, the amounts transferred in satisfaction of the Exempt Loan must not exceed the amount of default. If the lender of the Exempt Loan is a disqualified person (within the meaning of Section 4975(e)(2) of the Code), then the transfer of assets in connection with an Exempt Loan shall be permitted only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan. For purposes of the preceding two sentences, the making of a guarantee shall not make a person a lender.

(b)    For each Plan Year during the duration of the Exempt Loan, the number of Financed Shares released from such pledge shall equal the number of Financed Shares held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the sum of principal and interest paid in such Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. Such years will be determined without taking into account any possible extension or renewal periods. If interest on any Exempt Loan is variable, the interest to be paid in future years under the Exempt Loan shall be computed by using the interest rate applicable as of the end of the Plan Year.

(c)    Notwithstanding the foregoing, the Trustee may, in accordance with the direction of the Administrator, obtain an Exempt Loan pursuant to the terms of which the number of Financed Shares to be released from encumbrance shall be determined with reference to principal payments only. In the event that such an Exempt Loan is obtained, annual payments of principal and interest shall be at a cumulative rate that is not less rapid at any time than level payments of such amounts for not more than 10 years. The amount of interest in any such annual loan repayment shall be disregarded only to the extent that it would be determined to be interest under standard loan amortization tables. The requirement set forth in the preceding sentence shall not be applicable from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of a new Exempt Loan exceeds 10 years.

8.6    Exempt Loan Payments.

(a)    Payments of principal and interest on any Exempt Loan during a Plan Year shall be made by the Trustee (as directed by the Administrator) only from (1) the Employee Stock Ownership Contribution to the Trust made to meet the Plan's obligation under an Exempt Loan (other than contributions of Employer Securities) and from any earnings attributable to Financed Shares and investments of such contributions (both received during or prior to the Plan Year); (2) the proceeds of a subsequent Exempt Loan made to repay a prior Exempt Loan; and (3) the proceeds of the sale of any Financed Shares. Such contribution and earnings shall be accounted for separately by the Plan until the Exempt Loan is repaid. Payments made with respect to an Exempt Loan during a Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year, less such payment in prior years.

(b)    Employer Securities released from the Exempt Loan Suspense Account by reason of the payment of principal or interest on an Exempt Loan from amounts allocated to Participants' Employee Stock Ownership Accounts shall immediately upon release be allocated as set forth in Section 5.5.

(c)    The Employer shall contribute to the Trust sufficient amounts to enable the Trust to pay principal and interest on any such Exempt Loans as they are due, provided, however, that no such contribution shall exceed the limitations in Section 5.6. In the event that such contributions by reason of the limitations in Section 5.6 are insufficient to enable the Trust to pay principal and interest on such Exempt Loan as it is due, then upon the Administrator’s direction the Employer shall:

(1)    Make an Exempt Loan to the Trust in sufficient amounts to meet such principal and interest payments. Such new Exempt Loan shall be subordinated to the prior Exempt Loan. Employer Securities released from the pledge of the prior Exempt Loan shall be pledged as collateral to secure the new Exempt Loan. Such Employer Securities will be released from this new pledge and allocated to the Employee Stock Ownership Accounts of the Participants in accordance with the applicable provisions of the Plan;

(2)    Purchase any Financed Shares in an amount necessary to provide the Trustee with sufficient funds to meet the principal and interest repayments. Any such sale by the Plan shall meet the requirements of Section 408(e) of the Act; or

(3)    Any combination of the foregoing.

However, the Employer shall not, pursuant to the provisions of this subsection, do, fail to do or cause to be done any act or thing which would result in a disqualification of the Plan as an employee stock ownership plan under Section 4975(e)(7) of the Code.

(d)     Except as provided in Section 8.1 above and notwithstanding any amendment to or termination of the Plan which causes it to cease to qualify as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, or any repayment of an Exempt Loan, no shares of Employer Securities acquired with the proceeds of an Exempt Loan obtained by the Trust to purchase Employer Securities may be subject to a put, call or other option, or buy-sell or similar arrangement, while such shares are held by the Plan or when such shares are distributed from the Plan. The provisions of this Section 8.6(d) shall continue to be applicable to Employer Securities held by the Trustee, whether or not allocated to Participants' and Former Participants' Accounts, even if the Plan ceases to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code. The Plan shall not obligate itself to acquire Employer Securities from a particular security at an indefinite time upon the happening of an event, such as the death of the security holder.

8.7    Put Option.

In the event that the Employer Securities distributed to a Participant are not readily tradable on an established market, the Participant shall be entitled to require that the Employer repurchase the Employer Securities under a fair valuation formula, as provided by governmental regulations. The Participant or Beneficiary shall be entitled to exercise the put option described in the preceding sentence for a period of not more than 60 days following the date of distribution of Employer Securities to him. If the put option is not exercised within such 60-day period, the Participant or Beneficiary may exercise the put option during an additional period of not more than 60 days after the beginning of the first day of the first Plan Year following the Plan Year in which the first put option period occurred, all as provided in regulations promulgated by the Secretary of the Treasury.

If a Participant exercises the foregoing put option with respect to Employer Securities that were distributed as part of a total distribution pursuant to which a Participant's Employee Stock Ownership Account is distributed to him in a single taxable year, the Employer or the Plan may elect to pay the purchase price of the Employer Securities over a period not to exceed 5 years. Such payments shall be made in substantially equal installments not less frequently than annually over a period beginning not later than 30 days after the exercise of the put option. Reasonable interest shall be paid to the Participant with respect to the unpaid balance of the purchase price, and adequate security shall be provided with respect thereto. In the event that a Participant exercises a put option with respect to Employer Securities that are distributed as part of an installment distribution, if permissible under Section 9.5, the amount to be paid for such securities shall be paid not later than 30 days after the exercise of the put option.

8.8    Diversification Requirements.

Each Participant who has completed at least 10 years of participation in the Plan and has attained age 55 may elect within 90 days after the close of each Plan Year during his "qualified election period" to direct the Plan as to the investment of at least 25 percent of his Employee Stock Ownership Account (reduced by the amount of any distributions made pursuant to a prior election under this Section 8.8). For purposes of this Section 8.8, the term "qualified election period" shall mean the five Plan Year period beginning with the Plan Year after the Plan Year in which the Participant attains age 55 (or, if later, beginning with the Plan Year after the first Plan Year in which the Employee first completes at least 10 years of participation in the Plan). In the case of an Employee who has attained age 60 and completed 10 years of participation in the prior Plan Year and in the case of the election year in which any other Participant who has met the minimum age and service requirements for diversification can make his last election hereunder, he shall be entitled to direct the Plan as to the investment of at least 50 percent of his Employee Stock Ownership Account (reduced by the amount of any distributions made pursuant to a prior election under this Section 8.8). The Plan shall make available at least 3 investment options (chosen by the Administrator in accordance with Treasury Regulations) to each Participant making an election hereunder. The Plan shall be deemed to have met the requirements of this Section 8.8 if the portion of the Participant's Employee Stock Ownership Account covered by the election hereunder is distributed to the Participant or his designated Beneficiary within 90 days after the period during which the election may be made. In the absence of such a distribution, the Trustee shall implement the Participant's election within 90 days following the expiration of the qualified election period. Notwithstanding the foregoing, if the fair market value of the Employer Securities allocated to the Employee Stock Ownership Account of a Participant otherwise entitled to diversify hereunder is $500 or less as of the Valuation Date immediately preceding the first day of any election period, then such Participant shall not be entitled to an election under this Section 8.8 for that qualified election period.

8.9    Independent Appraiser.

An independent appraiser meeting the requirements of the regulations promulgated under Section 170(a)(1) of the Code shall value the Employer Securities in those Plan Years when such securities are not readily tradable on an established securities market.

ARTICLE IX
PAYMENTS AND DISTRIBUTIONS

9.1    Payments on Termination of Service - In General.

All benefits provided under this Plan shall be funded by the value of a Participant's vested Account in the Plan. As soon as practicable after a Participant's Retirement, Disability, death or other termination of Service, the Administrator shall ascertain the value of his vested Account, as provided in Article V, and the Administrator shall hold or dispose of the same in accordance with the following provisions of this Article IX.

9.2    Commencement of Payments.

(a)    Distributions upon Retirement, Disability or Death. Upon a Participant's Retirement, Disability or death, payment of benefits under this Plan shall, unless the Participant otherwise elects (in accordance with Section 9.3), commence as soon as practicable after the Valuation Date next following the date of the Participant's Retirement, Disability or death.

(b)    Distribution following Termination of Service. Unless a Participant elects otherwise, if a Participant terminates Service prior to Retirement, Disability or death, he shall be accorded an opportunity to commence receipt of benefits as soon as practicable after the Valuation Date next following the date of the Participant's termination of Service. A Participant who terminates Service with a vested Account balance shall be entitled to receive from the Administrator a statement of his benefits. If a Participant's vested Account balance does not exceed $1,000, the Plan Administrator shall distribute the vested Account balance as soon as practicable after the Valuation Date next following the date the Participant terminates Service without the consent of the Participant or his spouse.

(c)    Distribution of Larger Accounts. If the value of a Participant's vested Account balance exceeds $1,000, and the vested Account balance is immediately distributable (i.e., is distributable prior to the date the Participant attains age 65), the Participant must consent to any distribution of such vested Account balance. The Administrator shall notify the Participant of the right to defer any distribution until the Participant's vested Account balance is no longer immediately distributable. Such notification shall be provided no less than 30 days, nor more than 180 days, prior to the account distribution date. The Administrator must clearly inform the Participant: (1) that the Participant has a right to a period of at least 30 days after receiving the notice to decide whether or not to elect a distribution (and, if applicable, a particular distribution option); (2) that there are consequences for failing to defer receipt of a distribution; (3) that the Participant must affirmatively elect a distribution after receiving the 30-day notice, and (4) any other information required under Section 411(a)(11) of the Code and the Treasury Regulations thereunder. The consent of the Participant shall be obtained in writing within the 180-day period ending on the date the distribution is to be made. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that: (A) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (B) the Participant, after receiving the notice, affirmatively elects a distribution.

9.3    Mandatory Commencement of Benefits.
(a)    Unless a Participant elects otherwise, in writing, distribution of benefits will begin no later than the 60th day after the latest to occur of the close of the Plan Year in which (1) the Participant attains age 65, (2) the tenth anniversary of the Plan Year in which the Participant commenced participation, or (3) the Participant terminates Service with the Employer and all Related Employers.

(b)    In the event that the Plan shall be subsequently amended to provide for a form of distribution other than a lump sum, if the Participant's interest is to be distributed in other than a lump sum, the following minimum distribution rules shall apply on or after the required beginning date:

(1)    All distributions required under this Section 9.3(b) shall be determined and made in accordance with the Treasury Regulation under Code Section 401(a)(9).

(2)    Time and Manner of Distribution.

(A)    The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(B)    If the Participant dies before distributions begin, the Participant 's entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)     If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(ii)     If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)     If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)     If the participant's surviving spouse is the participant's sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this Section 9.3(b)(2)(B), other than Section 9.3(b)(2)(B)(i), will apply as if the surviving spouse were the participant.

For purposes of this Section 9.3(b)(2)(B) and Section 9.3(b)(4) ,unless Section 9.3(b)(2)(B)(iv) applies, distributions are considered to begin on the Participant's required beginning date. If Section 9.3(b)(2)(B)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.3(b)(2)(B)(i).

(3)    Required Minimum Distributions During Participant's Lifetime. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)    the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(B)    if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

Required minimum distributions will be determined under this Section 9.3(b)(2) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant's date of death.

(4)	Required Minimum Distributions After Participant's Death.

(A)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(i)    The Participant's remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(ii)    If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii)    If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant's death, reduced by one for each subsequent year.

(B)    If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(5)	Death Before Date Distributions Begin.

(A)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in (4) above.

(B)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)     Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this paragraph (5) will apply as if the surviving spouse were the Participant.

(6)	Definitions.

(A)    Designated beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(B)    Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.3(b)(2). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(C)    Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(D)    Participant's account balance. The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(E)	Required beginning date. The date specified in Section 9.4.

9.4    Required Beginning Dates.

(a)    General Rule. The required beginning date of a Participant who is a 5-percent owner of the Employer is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2. The required beginning date of a Participant who is not a 5-percent owner shall be April 1 of the calendar year following the later of either: (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant retires.

(b)    5-percent owner. A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in Section 416(i) of the Code. Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

9.5    Form of Payment.

Each Participant's vested Account balance shall be distributed in a lump sum payment. This form of payment shall be the normal form of distribution. However, in the event that the Administrator must commence distributions, as required by Section 9.4 herein, with respect to an Employee who has attained age 70½ and is still employed by the Employer, if the Employee does not elect a lump sum distribution, payments shall be made in installments in such amounts as shall satisfy the minimum distribution rules of Section 9.3.

9.6    Payments Upon Termination of Plan.

Upon termination of this Plan pursuant to Sections 13.2, 13.4, 13.5 or 13.6, the Administrator shall continue to perform its duties and the Trustee as directed by the Administrator, and shall make all payments upon the following terms, conditions and provisions: The Account balance of each affected Participant and Former Participant shall immediately become fully vested and nonforfeitable; the Account balance of all Participants and Former Participants shall be determined within 60 days after such termination, and the Administrator shall have the same powers to direct the Trustee in making payments as contained in Sections 9.1 and 13.5.

9.7    Distributions Pursuant to Qualified Domestic Relations Orders.

(a)    Nothing contained in this Plan prevents the Administrator from complying with the provisions of a Qualified Domestic Relations Order. This Plan specifically permits distribution to an alternate payee under a Qualified Domestic Relations Order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Section 414(p) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section 9.7 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

(b)    The Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Administrator must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

(c)    If any portion of the Participant's Account is payable during the period the Administrator is making its determination of the qualified status of the domestic relations order, the Administrator must make a separate accounting of the amounts payable. If the Administrator determines the order is a Qualified Domestic Relations Order within 18 months of the date amounts first are payable following receipt of the order, the Administrator will direct the Trustee to distribute the payable amounts in accordance with the order. If the Administrator does not make its determination of the qualified status of the order within the 18 month determination period, the Administrator will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the

Administrator later determines the order is a Qualified Domestic Relations Order. To the extent it is not inconsistent with the provisions of the Qualified Domestic Relations Order, the Administrator may direct the Trustee to invest any partitioned amount in a segregated sub-account or separate account and to invest the account in Federally insured, interest‑bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated sub-account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section 9.7 by separate benefit checks or other separate distribution to the alternate payee(s).

9.8    ESOP Distribution Rules.

Notwithstanding any provision of this Article IX to the contrary, the distribution of a Participant's Employee Stock Ownership Account (unless the Participant elects otherwise in writing) shall commence as soon as administratively feasible as of the first Valuation Date coincident with or next following his death, Disability or termination of Service, but not later than 1 year after the close of the Plan Year in which the Participant separates from Service by reason of the attainment of his Normal Retirement Date, Disability, death or separation from Service. In addition, all distributions hereunder shall, to the extent that the Participant's Account is invested in Employer Securities, be made in the form of Employer Securities or cash, or a combination of Employer Securities and cash, in the discretion of the Administrator, subject to the Participant's right to demand Employer Securities in accordance with Section 8.1. Fractional shares, however, may be distributed in the form of cash. If Employer Securities acquired with the proceeds of an Exempt Loan available for distribution consist of more than one class of Employer Securities, the Participant receiving a distribution of Employer Securities shall receive substantially the same proportion of each such class.

9.9    Direct Rollover.

(a)    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article IX, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover."

(b)    An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities); and any hardship distribution made on behalf of the Participant.

(c)    An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an "eligible rollover distribution" to the surviving spouse or a non-spouse designated beneficiary, an "eligible retirement plan" is an individual retirement account or individual retirement annuity (and in the case of a non-spouse designated beneficiary an inherited individual retirement account or individual retirement annuity). An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or a non-spouse designated beneficiary, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(d)    A "distributee" includes a Participant or Former Participant. In addition, the Participant's or Former Participant's surviving spouse and the Participant's or Former Participant's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are "distributees" with regard to the interest of the spouse or former spouse. Pursuant to Section 402(c)(11) of the Code, a “distributee” may also be a designated beneficiary of the Participant (determined in accordance with Code Section 401(a)(9)(E) of the Code).

(e)    A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the distributee.

(f)    The Plan shall allow a direct trustee-to-trustee transfer of an eligible rollover distribution to a Roth IRA (within the meaning of Section 408A of the Code).
9.10    Share Legend.

Employer Securities held or distributed by the Trustee may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable Federal and State securities and other laws.

9.11.	Power to Reduce Benefit.

Notwithstanding Section 14.4, effective for judgments, orders, and decrees issued, and settlement agreements entered into, on or after August 5, 1997, a Participant’s Plan benefit may be reduced to satisfy liabilities of the Participant to the Plan due to:

(a)    The Participant’s being convicted of committing a crime involving the Plan;

(b)     A civil judgment (or consent order or decree) entered by a court in an action brought in connection with a violation of the fiduciary provisions of the Act; or

(c)    A settlement agreement between the Department of Labor and the Participant in connection with a violation of the fiduciary provisions of the Act.

The court order establishing such liability must require that the Participant’s benefit in the Plan be applied to satisfy the liability.

ARTICLE X
PROVISIONS RELATING TO TOP-HEAVY PLANS

10.1    Top-Heavy Rules to Control.

Anything contained in this Plan to the contrary notwithstanding, if for any Plan Year the Plan is a top-heavy plan, as determined pursuant to Section 416 of the Code, then the Plan must meet the requirements of this Article X for such Plan Year.

10.2    Top-Heavy Plan Definitions.

Unless a different meaning is plainly implied by the context, the following terms as used in this Article X shall have the following meanings:

(a)    "Accrued Benefit" shall mean the account balances or accrued benefits of an Employee, calculated pursuant to Section 10.3.

(b)    "Determination Date" shall mean, with respect to any particular Plan Year of this Plan, the last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of the first Plan Year). In addition, the term "Determination Date" shall mean, with respect to any particular plan year of any plan (other than this Plan) in a Required Aggregation Group or a Permissive Aggregation Group, the last day of the plan year of such plan which falls within the same calendar year as the Determination Date for this Plan.

(c)    "Employer" shall mean the Employer and any Related Employer.

(d)    "Key Employee" shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having Statutory Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having Statutory Compensation of more than $150,000. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the Treasury Regulations and other guidance of general applicability issued thereunder.

(e)    "Non-Key Employee" shall mean any Employee or former Employee (or any Beneficiary of such Employee or former Employee, as the case may be) who is not considered to be a Key Employee with respect to this Plan.

(f)    "Permissive Aggregation Group" shall mean all plans in the Required Aggregation Group and any other plans maintained by the Employer which satisfy Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

(g)    "Required Aggregation Group" shall mean each plan (including any terminated plan) of the Employer in which a Key Employee is (or in the case of a terminated plan, had been) a Participant in the Plan Year containing the Determination Date or any of the 4 preceding Plan Years, and each other plan of the Employer which enables any plan of the Employer in which a Key Employee is a Participant to meet the requirements of Sections 401(a)(4) or 410 of the Code.

10.3    Calculation of Accrued Benefits.

(a)    An Employee's Accrued Benefit shall be equal to:

(1)    With respect to this Plan or any other defined contribution plan (other than a defined contribution pension plan) in a Required Aggregation Group or a Permissive Aggregation Group, the Employee's account balances under the respective plan, determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, including contributions actually made after the valuation date but before the Determination Date (and, in the first plan year of a plan, also including any contributions made after the Determination Date which are allocated as of a date in the first plan year).

(2)    With respect to any defined contribution pension plan in a Required Aggregation Group or a Permissive Aggregation Group, the Employee's account balances under the plan, determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, including contributions which have not actually been made, but which are due to be made as of the Determination Date.

(3)    With respect to any defined benefit plan in a Required Aggregation Group or a Permissive Aggregation Group, the present value of the Employee's accrued benefits under the plan, determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, pursuant to the actuarial assumptions used by such plan, and calculated as if the Employee terminated Service under such plan as of the valuation date (except that, in the first plan year of a plan, a current Participant's estimated Accrued Benefit as of the Determination Date shall be taken into account).

(4)    The present values of accrued benefits and the amounts of account balances of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

(5)    The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(6)    The Accrued Benefit shall be calculated to include all amounts attributable to both Employer and Employee contributions, but shall exclude amounts attributable to voluntary deductible Employee contributions, if any.

(7)    Rollover and direct plan-to-plan transfers shall be taken into account as follows:

(A)    If the transfer is initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another unrelated employer, the transferring plan shall continue to count the amount transferred; the receiving plan shall not count the amount transferred.

(B)    If the transfer is not initiated by the Employee or is made between plans maintained by related employers, the transferring plan shall no longer count the amount transferred; the receiving plan shall count the amount transferred.

10.4    Determination of Top-Heavy Status.

This Plan shall be considered to be a top-heavy plan for any Plan Year if, as of the Determination Date, the value of the Accrued Benefits of Key Employees exceeds 60% of the value of the Accrued Benefits of all eligible Employees under the Plan. Notwithstanding the foregoing, if the Employer maintains any other qualified plan, the determination of whether this Plan is top-heavy shall be made after aggregating all other plans of the Employer in the Required Aggregation Group and, if desired by the Employer as a means of avoiding top-heavy status, after aggregating any other plan of the Employer in the Permissive Aggregation Group. If the required Aggregation Group is top-heavy, then each plan contained in such group shall be deemed to be top-heavy, notwithstanding that any particular plan in such group would not otherwise be deemed to be top-heavy. Conversely, if the Permissive Aggregation Group is not top-heavy, then no plan contained in such group shall be deemed to be top-heavy, notwithstanding that any particular plan in such group would otherwise be deemed to be top-heavy. In no event shall a plan included in a top-heavy Permissive Aggregation Group be deemed a top-heavy plan unless such plan is also included in a top-heavy Required Aggregation Group.

10.5    Minimum Contribution.

(a)    For any Plan Year in which the Plan is top-heavy, each Non-Key Employee who has met the age and service requirements, if any, contained in the Plan, shall be entitled to a minimum contribution (which may include forfeitures otherwise allocable) equal to a percentage of such Non-Key Employee's Statutory Compensation as follows:

(1)    If the Non-Key Employee is not covered by a defined benefit plan maintained by the Employer, then the minimum contribution under this Plan shall be 3% of such Non-Key Employee's Statutory Compensation.

(2)    If the Non-Key Employee is covered by a defined benefit plan maintained by the Employer, then the minimum contribution under this Plan shall be 5% of such Non-Key Employee's Statutory Compensation.

(b)    Notwithstanding the foregoing, the minimum contribution otherwise allocable to a Non-Key Employee under this Plan shall be reduced in the following circumstances:

(1)    The percentage minimum contribution required under this Plan shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions under other defined contribution plans in this Plan's Required Aggregation Group; provided, however, that this Section 10.5(b)(1) shall not apply if this Plan is included in a Required Aggregation Group and this Plan enables a defined benefit plan in such Required Aggregation Group to meet the requirements of Section 401(a)(4) or 410 of the Code.

(2)    No minimum contribution shall be required (or the minimum contribution shall be reduced, as the case may be) for a Non-Key Employee under this Plan for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made on account of such Plan Year, in whole or in part, on behalf of the Non-Key Employee, in accordance with Section 416(c) of the Code.

(c)    For purposes of this Section 10.5, there shall be disregarded (1) any Employer contributions attributable to a salary reduction or similar arrangement, or (2) any Employer contributions to or any benefits under Chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other federal or state law.

(d)    For purposes of this Section 10.5, minimum contributions shall be required to be made on behalf of only those Non-Key Employees, as described in Section 10.6(a), who have not terminated Service as of the last day of the Plan Year. If a Non-Key Employee is otherwise entitled to receive a minimum contribution pursuant to this Section 10.5(d), the fact that such Non-Key Employee failed to complete 1,000 Hours of Service or failed to make any mandatory or elective contributions under this Plan, if any are so required, shall not preclude him from receiving such minimum contribution.

(e)    Matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ARTICLE XI
ADMINISTRATION

11.1    Appointment of Administrator.

This Plan shall be administered by a committee consisting of up to 7 persons, whether or not Employees or Participants, who shall be appointed from time to time by the Board of Directors to serve at its pleasure. Such Committee may, at the Board’s discretion, be one and the same as the Committee or Retirement and Benefits Committee which administers the Sponsor’s other employee benefit plans. The Sponsor may require that each person appointed as an Administrator shall signify his acceptance by filing an acceptance with the Sponsor. The term "Administrator" as used in this Plan shall refer to the members of the committee, either individually or collectively, as appropriate. The authority to control and manage the operation and administration of the Plan is vested in the Administrator appointed by the Board of Directors. The Administrator shall have the rights, duties and obligations of an "administrator," as that term is defined in Section 3(16)(A) of the Act, and of a "plan administrator," as that term is defined in Section 414(g) of the Code. In the event that the Sponsor shall elect not to appoint any individuals to constitute a committee to administer the Plan, the Sponsor shall serve as the Administrator hereunder.

11.2    Resignation or Removal of Administrator.

An Administrator shall have the right to resign at any time by giving notice in writing, mailed or delivered to the Sponsor and to the Trustee. Any Administrator who was an employee of the Employer at the time of his appointment shall be deemed to have resigned as an Administrator upon his termination of Service. The Board of Directors may, in its discretion, remove any Administrator with or without cause, by giving notice in writing, mailed or delivered to the Administrator and to the Trustee.

11.3    Appointment of Successors: Terms of Office, Etc.

Upon the death, resignation or removal of an Administrator, the Sponsor may appoint, by Board of Directors' resolution, a successor or successors. Notice of termination of an Administrator and notice of appointment of a successor shall be made by the Sponsor in writing, with copies mailed or delivered to the Trustee, and the successor shall have all the rights and privileges and all of the duties and obligations of the predecessor.

11.4    Powers and Duties of Administrator.

The Administrator shall have the following duties and responsibilities in connection with the administration of this Plan:

(a)    To promulgate and enforce such rules, regulations and procedures as shall be proper for the efficient administration of the Plan, such rules, regulations and procedures to apply uniformly to all Employees, Participants and Beneficiaries;

(b)    To exercise discretion in determining all questions arising in the administration, interpretation and application of the Plan, including questions of eligibility and of the status and rights of Participants, Beneficiaries and any other persons hereunder;

(c)    To decide any dispute arising hereunder strictly in accordance with the terms of the Plan; provided, however, that no Administrator shall participate in any matter involving any questions relating solely to his own participation or benefits under this Plan;

(d)    To advise the Employer and direct the Trustee regarding the known future needs for funds to be available for distribution in order that the Trustee may establish investments accordingly;

(e)    To correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan;
(f)    To advise the Employer of the maximum deductible contribution to the Plan for each fiscal year;

(g)    To direct the Trustee concerning all matters requiring the Administrator’s direction pursuant to the provisions of this Plan and the Trust Agreement;

(h)    To advise the Trustee on all terminations of Service by Participants, unless the Employer has so notified the Trustee;

(i)    To confer with the Trustee on the settling of any claims against the Fund;

(j)    To make recommendations to the Board of Directors with respect to proposed amendments to the Plan and the Trust Agreement;

(k)    To file all reports with government agencies, Employees and other parties as may be required by law, whether such reports are initially the obligation of the Employer, the Plan or the Trustee;

(l)    To have all such other powers as may be necessary to discharge its duties hereunder; and

(m)     To direct the Trustee to pay all expenses of administering this Plan, except to the extent that the Employer pays such expenses.

Full discretion is granted to the Administrator to interpret the Plan and to determine the benefits, rights and privileges of Participants, Beneficiaries or other persons affected by this Plan. The Administrator shall exercise its discretion under the terms of this Plan and shall administer the Plan in accordance with its terms, such administration to be exercised uniformly so that all persons similarly situated shall be similarly treated.

11.5    Action by Administrator.

The Administrator may elect a Chairman and Secretary from among its members and may adopt rules for the conduct of its business. A majority of the members then serving shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Administrator shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by at least a majority of the members. All documents, instruments, orders, requests, directions, instructions and other papers shall be executed on behalf of the Administrator by either the Chairman or the Secretary of the Administrator, if any, or by any member or agent of the Administrator duly authorized to act on the Administrator's behalf.

11.6    Participation by Administrator.

No member of the committee constituting the Administrator shall be precluded from becoming a Participant in the Plan if he would be otherwise eligible, but he shall not be entitled to vote or act upon matters or to sign any documents relating specifically to his own participation under the Plan, except when such matters or documents relate to benefits generally. If this disqualification results in the lack of a quorum, then the Board of Directors shall appoint a sufficient number of temporary members of the committee constituting the Administrator who shall serve for the sole purpose of determining such a question.

11.7    Agents.

The Administrator may employ agents and provide for such clerical, legal, actuarial, accounting, medical, advisory or other services as it deems necessary to perform its duties under this Plan. The cost of such services and all other expenses incurred by the Administrator in connection with the administration of the Plan shall be paid from the Fund, unless paid by the Employer.

11.8    Allocation of Duties.

The duties, powers and responsibilities reserved to the Administrator may be allocated among its members so long as such allocation is pursuant to written procedures adopted by the Administrator, in which case, except as may be required by the Act, no Administrator shall have any liability, with respect to any duties, powers or responsibilities not allocated to him, for the acts of omissions of any other Administrator.

11.9    Delegation of Duties.

The Administrator may delegate any of its duties to any Employees of the Employer, or to any other person or firm, provided that the Administrator shall prudently choose such agents and rely in good faith on their actions.

11.10    Administrator's Action Conclusive.

Any action on matters within the authority of the Administrator shall be final and conclusive except as provided in Article XII.

11.11    Compensation and Expenses of Administrator.

No Administrator who is receiving compensation from the Employer as a full-time employee, as a director or agent, shall be entitled to receive any compensation or fee for his services hereunder. Any other Administrator shall be entitled to receive such reasonable compensation for his services as an Administrator hereunder as may be mutually agreed upon between the Employer and such Administrator. Any such compensation shall be paid from the Fund, unless paid by the Employer. Each Administrator shall be entitled to reimbursement by the Employer for any reasonable and necessary expenditures incurred in the discharge of his duties.

11.12    Records and Reports.

The Administrator shall maintain adequate records of its actions and proceedings in administering this Plan and shall file all reports and take all other actions as it deems appropriate in order to comply with the Act, the Code and governmental regulations issued thereunder.

11.13    Reports of Fund Open to Participants.

The Administrator shall keep on file, in such form as it shall deem convenient and proper, all annual reports of the Fund received by the Administrator from the Trustee, and a statement of each Participant's interest in the Fund as from time to time determined. The annual reports of the Fund and the statement of his Account balance, as well as a complete copy of the Plan and the Trust Agreement and copies of annual reports to the Internal Revenue Service, shall be made available by the Administrator to the Employer for examination by each Participant during reasonable hours at the office of the Employer, provided, however, that the statement of a Participant's Account balance shall not be made available for examination by any other Participant.

11.14    Named Fiduciary.

The Administrator is the named fiduciary for purposes of Section 402 of the Act and shall be the designated agent for receipt of service of process on behalf of the Plan. It shall use the care and diligence in the performance of its duties under this Plan that are required of fiduciaries under the Act. Nothing in this Plan shall preclude the Employer from purchasing liability insurance to protect the Administrator with respect to its duties under this Plan.

11.15    Information from Employer.

The Employer shall promptly furnish all necessary information to the Administrator to permit it to perform its duties under this Plan. The Administrator shall be entitled to rely upon the accuracy and completeness of all information furnished to it by the Employer, unless it knows or should have known that such information is erroneous.

11.16    Responsibilities of Directors.

Subject to the rights reserved to the Board of Directors acting on behalf of the Employer as set forth in this Plan, no member of the Board of Directors shall have any duties or responsibilities under this Plan, except to the extent he shall be acting in the capacity of an Administrator or Trustee.

11.17    Liability and Indemnification.

(a)    To the extent not prohibited by the Act, the Administrator shall not be responsible in any way for any action or omission of the Employer, the Trustee or any other person in the performance of their duties and obligations set forth in this Plan and in the Trust Agreement. To the extent not prohibited by the Act, the Administrator shall also not be responsible for any act or omission of any of its agents, or with respect to reliance upon advice of its counsel (whether or not such counsel is also counsel to the Employer or the Trustee), provided that such agents or counsel were prudently chosen by the Administrator and that the Administrator relied in good faith upon the action of such agent or the advice of such counsel.

(b)    The Administrator shall not be relieved from responsibility or liability for any responsibility, obligation or duty imposed upon it under this Plan or under the Act. Except for its own gross negligence, willful misconduct or willful breach of the terms of this Plan, the Administrator shall be indemnified and held harmless by the Employer against liability or losses occurring by reason of any act or omission of the Administrator to the extent that such indemnification does not violate the Act or any other federal or state laws.

ARTICLE XII
CLAIMS PROCEDURE

12.1    Notice of Denial.

If a Participant or his Beneficiary is denied any benefits under this Plan, either in whole or in part, the Administrator shall advise the claimant in writing of the amount of his benefit, if any, and the specific reasons for the denial. The Administrator shall also furnish the claimant at that time with a written notice containing:

(a)    A specific reference to pertinent Plan provisions;

(b)    A description of any additional material or information necessary for the claimant to perfect his claim, if possible, and an explanation of why such material or information is needed; and

(c)    An explanation of the Plan's claim review procedure.

12.2    Right to Reconsideration.

Within 60 days of receipt of the information described in 12.1 above, the claimant shall, if he desires further review, file a written request for reconsideration with the Administrator.

12.3    Review of Documents.

So long as the claimant's request for review is pending (including the 60-day period described in Section 12.2 above), the claimant or his duly authorized representative may review pertinent Plan documents and the Trust Agreement (and any pertinent related documents) and may submit issues and comments in writing to the Administrator.

12.4    Decision by Administrator.

A final and binding decision shall be made by the Administrator within 60 days of the filing by the claimant of his request for reconsideration; provided, however, that if the Administrator feels that a hearing with the claimant or his representative present is necessary or desirable, this period shall be extended an additional 60 days.

12.5    Notice by Administrator.

The Administrator's decision shall be conveyed to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based. The Administrator's decision shall be binding and conclusive with respect to all persons interested therein unless the Administrator has no reasonable basis for its decision.

12.6    Special Claims Procedures.

The following changes to the claims procedures set forth above shall apply to all claims for disability benefits under the Plan. A disability benefit is any benefit, the availability of which is conditioned upon a showing of a disability. Unless a change to the normal claims procedures set forth above is indicated, the normal procedures will also apply to claims for disability benefits.

(a)    In the case of a claim for disability benefits, the Administrator shall advise the claimant of any adverse determination not later than 45 days after receipt of the claim. Should it be necessary, that period may be extended by 30 days provided the Plan notifies the claimant of the circumstances prior to the expiration of the initial 45 day period. In addition to the disclosure requirements of Section 12.1, a notice of denial of disability benefits must include: (a) any internal rule or guideline relied upon by the Plan in making its determination and; (b) if the adverse determination is based on a medical necessity or experimental treatment, a statement explaining the specific clinical judgment for the determination, or a statement that such an explanation will be provided upon request.

(b)    Within 180 days of receipt of a notice of denial of a disability claim, the claimant may file a written claim for review with the Administrator.

(c)    Within 45 days, the Administrator must provide the claimant with a written notification of the benefit determination on review. Should an extension of time be required, the initial period may be extended by up to 45 additional days. The notice of the review determination shall include all of the disclosures required to be made by Section 12.1 and this Section 12.6.

ARTICLE XIII
AMENDMENTS, TERMINATION AND MERGER

13.1    Amendments.

The Sponsor reserves the right at any time and from time to time, for any reason and retroactively if deemed necessary or appropriate by it, to the extent permissible under law, to conform with governmental regulations or other policies, to amend in whole or in part any or all of the provisions of this Plan, provided that:

(a)    No amendment shall make it possible for any part of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Trust Agreement, except to the extent provided in Section 4.4;

(b)    No amendment may, directly or indirectly, reduce the vested portion of any Participant's Account balance as of the effective date of the amendment or change the vesting schedule with respect to the future accrual of Employer contributions for any Participants unless each Participant with 3 or more Years of Vesting Service is permitted to elect to have the vesting schedule in effect before the amendment used to determine his vested benefit;

(c)    No amendment may eliminate an optional form of benefit; and.

(d)    No amendment may increase or change the duties or liabilities of the Trustee without its consent.

Amendments may be made in the form of resolutions or separate written document adopted by the Board of Directors or its delegate. Copies of all amendments shall be delivered to the Trustee.

13.2    Effect of Change In Control.

(a)    In the event of a “change in control” of the Sponsor, as defined in paragraph (d) below, this Plan shall terminate at the effective time of such change in control. Nothing in this Plan shall prevent the Sponsor from becoming a party to such a change in control.

(b)    Upon the effective time of a change in control, the Account balances of all affected Participants and Former Participants shall become fully vested and nonforfeitable, and the Trustee shall make payments to each Participant and Beneficiary in accordance with Section 9.5.

(c)    Notwithstanding any provision of the Plan to the contrary, at and after the effective time of a change in control, each of the following provisions shall become applicable; provided, however, that any such provision shall not apply if the Board of Directors determines that such provision would adversely affect the tax-qualified status of the Plan pursuant to Section 401(a) of the Code, or should not apply for any other reason:

(1)    The Plan shall be interpreted, maintained and operated exclusively for the benefit of those individuals who are participating in the Plan as of the effective time of the change in control and their Beneficiaries. Notwithstanding the provisions of Section 2.1(a), no Employee shall become a Participant for the first time at or after the effective time of a change in control.

(2)    After a Participant’s Retirement, Disability or other termination of Service, such Participant’s Account, regardless of its value, shall not be distributed and shall share in the allocation of the

Employee Stock Ownership Contribution and Investment Adjustments until such time as either (A) the Fund is liquidated in connection with the termination of the Plan, or (B) the Participant (or his Beneficiary) receives a full distribution of his Account either upon his election in accordance with Section 9.2(c) or as required in accordance with Section 8.8, 9.3 or 9.4.

(3)    Upon the termination of the Plan, Employer Securities that are allocated to the Exempt Loan Suspense Account and that are not used to repay an Exempt Loan shall be allocated as Investment Adjustments in accordance with Section 5.3.

(4)    Employer Securities that are released from the Exempt Loan Suspense Account in accordance with Section 8.5 shall be allocated to the Employee Stock Ownership Account of each Participant regardless of whether he completed a Year of Vesting Service during the Plan Year or was an Employee on the last day of such Plan Year.

(5)    The Administrator shall consist of a committee selected by the Board of Directors, and such committee shall have the exclusive authority (i) to remove the Trustee and to appoint a successor trustee, (ii) to adopt amendments to the Plan or the Trust Agreement to effectuate the provisions and intent of this Section 13.2, and (iii) to perform any or all of the functions and to exercise all of the discretion that are delegated to the Administrator pursuant to Article XI.

(6)    Any application for a favorable determination letter with respect to the tax-qualified status of the Plan under Section 401(a) of the Code with respect to its termination shall be subject to the prior review, comment and approval (which approval shall not be unreasonably withheld) of the Administrator, as defined in paragraph (5) above.

(d)    For purposes of this Section 13.2, the term "change in control" means the occurrence of any one or more of the events specified in the following clauses (i) through (iii): (i)any third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Sponsor with respect to which 25% or more of the total number of votes for the election of the Board of Directors may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Sponsor shall cease to constitute a majority of the Board of Directors, or (iii) the effective time of a transaction that is approved by the stockholders of the Sponsor and that provides either for the Sponsor to cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all of the assets of the Sponsor.

13.3    Consolidation or Merger of Trust.

In the event of any merger or consolidation of the Fund with, or transfer in whole or in part of the assets and liabilities of the Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Fund applicable to such Participants shall be transferred to the other trust fund only if:

(a)    Each Participant would receive a benefit under such successor trust fund immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (determined as if this Plan and such transferee trust fund had then terminated);

(b)    Resolutions of the Board of Directors, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities imposed under this Plan with respect to such Participants' inclusion in the new employer's plan; and

(c)    Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

13.4    Bankruptcy or Insolvency of Employer.

In the event of (a) the Employer's legal dissolution or liquidation by any procedure other than a consolidation or merger, (b) the Employer's receivership, insolvency, or cessation of its business as a going concern, or (c) the commencement of any proceeding by or against the Employer under the federal bankruptcy laws, or similar federal or state statute, or any federal or state statute or rule providing for the relief of debtors, compensation of creditors, arrangement, receivership, liquidation or any similar event which is not dismissed within 30 days, this Plan shall terminate automatically with respect to such entity on such date (provided, however, that if a proceeding is brought against the Employer for reorganization under Chapter 11 of the United States Bankruptcy Code or any similar federal or state statute, then this Plan shall terminate automatically if and when said proceeding results in a liquidation of the Employer, or the approval of any Plan providing therefor, or the proceeding is converted to a case under Chapter 7 of the Bankruptcy Code or any similar conversion to a liquidation proceeding under federal or state law including, but not limited to, a receivership proceeding). In the event of any such termination as provided in the foregoing sentence, the Trustee shall make payments to the persons entitled thereto in accordance with Section 9.6 hereof.

13.5    Voluntary Termination.

The Board of Directors reserves the right to terminate this Plan at any time by giving to the Trustee and the Administrator notice in writing of such desire to terminate. The Plan shall terminate upon the date of receipt of such notice, the Account balances of all affected Participants and Former Participants shall become fully vested and nonforfeitable, and the Trustee shall make payments to each Participant or Beneficiary in accordance with Section 9.6. Alternatively, the Sponsor, in its discretion, may determine to continue the Trust Agreement and to continue the maintenance of the Fund, in which event distributions shall be made upon the contingencies and in all the circumstances under which such distributions would have been made, on a fully vested basis, had there been no termination of the Plan. In addition, an entity other than the Sponsor that is participating in this Plan may terminate its participation in the Plan on a prospective basis by action of its board of directors. Upon such termination of participation, Participants who are employees of such entity shall be entitled to distributions from this Plan in accordance with Article IX and this Article XIII.

13.6    Partial Termination of Plan or Permanent Discontinuance of Contributions.

In the event that a partial termination of the Plan shall be deemed to have occurred, or if the Employer shall discontinue permanently its contributions hereunder, the right of each affected Participant and Former Participant in his Account balance shall be fully vested and nonforfeitable. The Sponsor, in its discretion, shall decide whether to direct the Trustee to make immediate distribution of such portion of the Fund assets to the persons entitled thereto or to make distribution in the circumstances and contingencies which would have controlled such distributions if there had been no partial termination or permanent discontinuance of contributions. Determining whether a partial termination of the Plan pursuant to Section 411(d)(3) of the Code has occurred depends on the facts and circumstances including the extent to which participating Employees have had a severance from employment. If the turnover rate is at least 20 percent, there is a presumption that a partial termination of the Plan has occurred.

ARTICLE XIV
MISCELLANEOUS

14.1    No Diversion of Funds.

It is the intention of the Employer that it shall be impossible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except to the extent that a return of the Employer's contribution is permitted under Section 4.4.

14.2    Liability Limited.

Neither the Employer nor the Administrator, nor any agents, employees, officers, directors or shareholders of any of them, nor the Trustee, nor any other person, shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

14.3    Facility of Payment.

If the Administrator shall receive evidence satisfactory to it that a Participant or Beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such Participant or Beneficiary and that no guardian, committee or other representative of the estate of such Participant or Beneficiary shall have been duly appointed, the Administrator may direct the Trustee to make payment of such benefit otherwise payable to such Participant or Beneficiary, to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

14.4    Spendthrift Clause.

Except as permitted by the Act or the Code, including in the case of certain judgments and settlements described in Section 401(a)(13)(C) of the Code, no benefits or other amounts payable under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, charge or alienation. If the Administrator determines that any person entitled to any payments under the Plan has become insolvent or bankrupt or has attempted to anticipate, sell, transfer, assign, pledge, encumber, charge or otherwise in any manner alienate any benefit or other amount payable to him under the Plan or that there is any danger of any levy or attachment or other court process or encumbrance on the part of any creditor of such person entitled to payments under the Plan against any benefit or other accounts payable to such person, the Administrator may, at any time, in its discretion, and in accordance with applicable law, direct the Trustee to withhold any or all payments to such person under the Plan and apply the same for the benefit of such person, in such manner and in such proportion as the Administrator may deem proper.

14.5    Benefits Limited to Fund.

All contributions by the Employer to the Fund shall be voluntary, and the Employer shall be under no legal liability to make any such contributions, except as otherwise provided herein. The benefits of this Plan shall be provided solely by the assets of the Fund, and no liability for the payment of benefits under the Plan or for any loss of assets due to any action or inaction of the Trustee shall be imposed upon the Employer.

114.6    Cooperation of Parties.

All parties to this Plan and any party claiming interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary and desirable for carrying out this Plan or any of its provisions.

14.7    Payments Due Missing Persons.

The Administrator shall direct the Trustee to make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provision in the Plan to the contrary, if, after a period of 5 years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Trustee shall send a certified letter to all such persons at their last known address advising them that their interest in benefits under the Plan shall be suspended. Any such suspended amounts shall be held by the Trustee for a period of 3 additional years (or a total of 8 years from the time the benefits first became payable), and thereafter such amounts shall be reallocated among current Participants in the same manner that a current contribution would be allocated. However, if a person subsequently makes a valid claim with respect to such reallocated amounts and any earnings thereon, the Plan earnings or the Employer's contribution to be allocated for the year in which the claim shall be paid shall be reduced by the amount of such payment. Any such suspended amounts shall be handled in a manner not inconsistent with regulations issued by the Internal Revenue Service and Department of Labor.

14.8    Governing Law.

This Plan has been executed in the State of Washington, and all questions pertaining to its validity, construction and administration shall be determined in accordance with the laws of that State, except to the extent superseded by the Act.

14.9    Nonguarantee of Employment.

Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

14.10    Counsel.

The Trustee and the Administrator may consult with legal counsel, who may be counsel for the Employer and for the Administrator or the Trustee (as the case may be), with respect to the meaning or construction of this Plan and the Trust Agreement, their respective obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and they shall be fully protected to the extent allowable by law with respect to any action taken or omitted by them in good faith pursuant to the advice of legal counsel.

14.11     Purposes.

This Plan is intended to satisfy the tax qualification requirements of Section 401(a) of the Code for stock bonus plans which are intended to operate and serve as employee stock ownership plans as described in Section 4975(e)(7) of the Code. This Plan has been implemented so that Participants may be provided with an opportunity to accumulate capital for their future economic security by being provided an equity interest in their employer. This Plan, as an employee stock ownership plan, is intended to invest primarily in “qualifying employer securities” as defined in Section 4975(e)(8) of the Code.

14.12     Invalidity.

Subject to the requirements of the Code and the Act, in the event any provision of the Agreement, as between the Sponsor and the Trustee, shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof, and this Agreement shall thereafter be construed and enforced as if said illegal or invalid provisions had never been included herein.

IN WITNESS WHEREOF, the Sponsor has caused these presents to be executed by its duly authorized officers and its corporate seal to be affixed on this _____ day of _______, 20__.

ATTEST:	First Northwest Bancorp

_________________            By _____________________________________________
Secretary                 President and Chief Executive Officer

[Corporate Seal]

ATTEST:	First Federal Savings and Loan Association of Port Angeles

_________________            By____________________________________________
Secretary                 President and Chief Executive Officer

[Corporate Seal]